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                                                                   EXHIBIT 1











                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                            SEAGATE TECHNOLOGY, INC.,

                         ATHENA ACQUISITION CORPORATION

                                       AND

                            CONNER PERIPHERALS, INC.




                                 OCTOBER 3, 1995









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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE 1- THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2  Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . 2
     1.3  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . . 2
     1.5  Certificate of Incorporation and Bylaws of Surviving Corporation . . 2
     1.6  Tax-Free Reorganization; Pooling of Interests. . . . . . . . . . . . 3

ARTICLE 2 - EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . . . . . 3

     2.1  Effect on Capital Stock. . . . . . . . . . . . . . . . . . . . . . . 3
          (a)  Capital Stock of Sub. . . . . . . . . . . . . . . . . . . . . . 3
          (b)  Cancellation of Certain Shares of Conner Common Stock . . . . . 3
          (c)  Exchange Ratio for Conner Common Stock. . . . . . . . . . . . . 3
          (d)  Adjustment of Exchange Ratio. . . . . . . . . . . . . . . . . . 4

     2.2  Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . 4
          (a)  Exchange Agent. . . . . . . . . . . . . . . . . . . . . . . . . 4
          (b)  Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . 4
          (c)  Distributions with Respect to Unsurrendered Certificates. . . . 5
          (d)  No Further Ownership Rights in Conner Common Stock. . . . . . . 5
          (e)  No Issuance of Fractional Shares. . . . . . . . . . . . . . . . 6
          (f)  Termination of Exchange Fund. . . . . . . . . . . . . . . . . . 6
          (g)  No Liability. . . . . . . . . . . . . . . . . . . . . . . . . . 6
          (h)  Lost, Stolen or Destroyed Certificates. . . . . . . . . . . . . 6

     2.3  Taking of Necessary Action; Further Action . . . . . . . . . . . . . 6

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF CONNER . . . . . . . . . . . . . 7

     3.1  Organization and Qualification; Subsidiaries . . . . . . . . . . . . 7
     3.2  Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . 8
     3.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.4  Authority Relative to this Agreement . . . . . . . . . . . . . . . . 9
     3.5  No Conflict; Required Filings and Consents . . . . . . . . . . . . .10
     3.6  Compliance; Permits. . . . . . . . . . . . . . . . . . . . . . . . .11
     3.7  SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . .11
     3.8  Absence of Certain Changes or Events . . . . . . . . . . . . . . . .12
     3.9  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .12

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                                                                            PAGE
                                                                            ----

     3.10 Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . .12
     3.11 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .13
     3.12 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     3.13 Registration Statement; Proxy Statement. . . . . . . . . . . . . . .14
     3.14 Restrictions on Business Activities. . . . . . . . . . . . . . . . .15
     3.15 Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.16 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.17 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .16
     3.18 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     3.19 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .17
     3.20 Pooling Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.21 Conner Rights Agreement. . . . . . . . . . . . . . . . . . . . . . .18
     3.22 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.23 Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . .18
     3.24 Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.25 Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     3.26 Section 203 of the Delaware Statute Not Applicable . . . . . . . . .19
     3.27 Conner Ownership of Seagate Common Stock; Seagate Not an
          Acquiring Person . . . . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SEAGATE AND SUB. . . . . . . . .19

     4.1  Organization and Qualification; Subsidiaries . . . . . . . . . . . .19
     4.2  Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . .20
     4.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     4.4  Authority Relative to this Agreement . . . . . . . . . . . . . . . .21
     4.5  No Conflict; Required Filings and Consents.. . . . . . . . . . . . .22
     4.6  Compliance; Permits. . . . . . . . . . . . . . . . . . . . . . . . .23
     4.7  SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . .24
     4.8  Absence of Certain Changes or Events . . . . . . . . . . . . . . . .24
     4.9  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . .24
     4.10 Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . . .25
     4.11 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . .25
     4.12 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .26
     4.13 Registration Statement; Proxy Statement. . . . . . . . . . . . . . .27
     4.14 Restrictions on Business Activities. . . . . . . . . . . . . . . . .27
     4.15 Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . .27
     4.16 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
     4.17 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . .28

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                                                                            PAGE
                                                                            ----

     4.18 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     4.19 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . .29
     4.20 Pooling Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .30
     4.21 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     4.22 Opinion of Financial Advisor.. . . . . . . . . . . . . . . . . . . .30
     4.23 Board Approval . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     4.24 Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     4.25 Interim Operations of Sub. . . . . . . . . . . . . . . . . . . . . .30
     4.26 Section 203 of the Delaware Statute Not Applicable.. . . . . . . . .31
     4.27 Seagate Ownership of Conner Common Stock . . . . . . . . . . . . . .31

ARTICLE 5 - CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE
            TIME; ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . .31

     5.1  Information and Access . . . . . . . . . . . . . . . . . . . . . . .31
     5.2  Conduct of Business of the Companies . . . . . . . . . . . . . . . .32
     5.3  Negotiation With Others. . . . . . . . . . . . . . . . . . . . . . .35
     5.4  Preparation of S-4 and the Proxy Statement; Other Filings. . . . . .37
     5.5  Advice of Changes; SEC Filings . . . . . . . . . . . . . . . . . . .37
     5.6  Letter of Conner's Independent Auditors. . . . . . . . . . . . . . .37
     5.7  Letter of Seagate's Independent Auditors . . . . . . . . . . . . . .38
     5.8  Stockholders Meetings. . . . . . . . . . . . . . . . . . . . . . . .38
     5.9  Agreements to Take Reasonable Action . . . . . . . . . . . . . . . .38
     5.10 Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.11 NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.12 Public Announcements . . . . . . . . . . . . . . . . . . . . . . . .40
     5.13 Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.14 Conner Options . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     5.15 Conner Employee Stock Purchase Plan. . . . . . . . . . . . . . . . .41
     5.16 Indemnification and Insurance. . . . . . . . . . . . . . . . . . . .42
     5.17 Notification of Certain Matters. . . . . . . . . . . . . . . . . . .43
     5.18 Pooling Accounting . . . . . . . . . . . . . . . . . . . . . . . . .43
     5.19 Conner Debentures. . . . . . . . . . . . . . . . . . . . . . . . . .43
     5.20 Benefit Plans Generally. . . . . . . . . . . . . . . . . . . . . . .44

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ARTICLE 6 - CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .44

     6.1  Conditions to Each Party's Obligation to Effect the Merger . . . . .44
          (a)  HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
          (b)  Stockholder Approval. . . . . . . . . . . . . . . . . . . . . .44
          (c)  Effectiveness of the S-4. . . . . . . . . . . . . . . . . . . .45
          (d)  Governmental Entity Approvals . . . . . . . . . . . . . . . . .45
          (e)  No Injunctions or Restraints; Illegality. . . . . . . . . . . .45
          (f)  Tax Opinions. . . . . . . . . . . . . . . . . . . . . . . . . .45
          (g)  Pooling-of-Interests Accounting Treatment . . . . . . . . . . .45
          (h)  NYSE Listing. . . . . . . . . . . . . . . . . . . . . . . . . .46

     6.2  Conditions of Obligations of Seagate and Sub.. . . . . . . . . . . .46
          (a)  Representations and Warranties. . . . . . . . . . . . . . . . .46
          (b)  Performance of Obligations of Conner. . . . . . . . . . . . . .46
          (c)  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .46

     6.3  Conditions of Obligation of Conner . . . . . . . . . . . . . . . . .46
          (a)  Representations and Warranties. . . . . . . . . . . . . . . . .46
          (b)  Performance of Obligations of Seagate and Sub.. . . . . . . . .47
          (c)  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

ARTICLE 7 - TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

     7.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     7.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . .49
     7.3  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE 8 - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . .50

     8.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
     8.2  Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .50
     8.3  Nonsurvival of Representations, Warranties and Agreements. . . . . .51
     8.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .51
     8.5  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     8.6  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     8.7  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53

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     8.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     8.9  Benefits; Assignment . . . . . . . . . . . . . . . . . . . . . . . .53
     8.10 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .53

EXHIBITS

     A         Conner Stock Option Agreement
     B         Form of Agreement of Merger
     C         Form of Conner Affiliate Agreement
     D         Form of Seagate Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of October 3, 1995, among SEAGATE TECHNOLOGY, INC., a Delaware corporation ("Seagate"), ATHENA ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Seagate ("Sub"), and CONNER PERIPHERALS, INC., a Delaware corporation ("Conner"). Seagate and Conner are sometimes referred to individually as a "Company" and collectively as the "Companies."

                                    RECITALS:

      A. The Boards of Directors of Conner, Seagate and Sub have each approved the terms and conditions of the business combination between Seagate and Conner to be effected by the merger (the "Merger") of Sub with and into Conner, pursuant to the terms and subject to the conditions of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Statute").

      B. Concurrently herewith and as a condition and inducement to Seagate's willingness to enter into this Agreement, Seagate and Conner are entering into a Conner Stock Option Agreement in the form attached as EXHIBIT A (the "Conner Option Agreement"), pursuant to which Conner is granting to Seagate an option to purchase shares of Common Stock of Conner upon the occurrence of certain conditions.

      C. The Boards of Directors of Conner and Seagate have each approved the Conner Option Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                   THE MERGER

      1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the Agreement of Merger in substantially the form attached as EXHIBIT B (the "Merger Agreement") and in accordance with the Delaware Statute, Sub shall be merged with and into Conner. The Merger Agreement provides for the mode of consummating the Merger and the effects thereof. Conner and Sub shall execute the Merger Agreement immediately prior to the Closing. Following the Merger, Conner shall continue as the surviving corporation (the

"Surviving Corporation") and the separate corporate existence of Sub shall cease. Sub and Conner are collectively referred to as the "Constituent Corporations." Unless the context otherwise requires, the term "Agreement" includes the Merger Agreement.

      1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement and the Merger Agreement, the Merger Agreement, together with any required certificates, shall be duly filed in accordance with the Delaware Statute simultaneously with or as soon as practicable following the Closing (as defined in Section 1.3 below). The Merger shall become effective (the "Effective Time") upon the filing of the Merger Agreement (together with any required certificates) with the Secretary of State of the State of Delaware.

      1.3 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after all of the conditions set forth in Article 6 shall have been satisfied (or waived in accordance with Section 8.2), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, 94304-1050, unless another place is agreed to in writing by the parties. As used in this Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.

      1.4 EFFECTS OF THE MERGER. At the Effective Time: (i) the separate existence of Sub shall cease and Sub shall be merged with and into Conner as the Surviving Corporation, and (ii) the Merger shall have all of the effects provided by the Delaware Statute.

      1.5   CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.
At the Effective Time, (i) the Certificate of Incorporation of Conner shall be amended so that Article Fourth of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common Stock, par value $.001 per share.", and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute; (ii) the Bylaws of Sub shall become the Bylaws of the Surviving Corporation until altered, amended or repealed as provided in the Delaware Statute or in the Certificate of Incorporation or Bylaws of the Surviving Corporation; (iii) the directors of Sub shall become the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed as provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation; and
(iv) the officers of Sub shall become the initial officers of the Surviving Corporation.

      1.6 TAX-FREE REORGANIZATION; POOLING OF INTERESTS. The parties intend that the Merger be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.


                                    ARTICLE 2

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

      2.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement and the Merger Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of any shares of capital stock of the Constituent Corporations:

            (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of the common stock, $.001 par value, of Sub shall be converted into one share of common stock, $.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of common stock of the Surviving Corporation.

            (b) CANCELLATION OF CERTAIN SHARES OF CONNER COMMON STOCK. Each share of Conner Common Stock (as defined in Section 2.1(c)) that is owned by Conner as treasury stock and each share of Conner Common Stock that is owned by Seagate, Sub or any other subsidiary of Seagate or Conner shall be canceled and no capital stock of Seagate or other consideration shall be delivered in exchange therefor.

            (c) EXCHANGE RATIO FOR CONNER COMMON STOCK. Each share of common stock, $.001 par value, of Conner ("Conner Common Stock") issued and outstanding at the Effective Time (other than shares canceled pursuant to Section 2.1(b)), including the corresponding right (the "Conner Right") to purchase one one-hundredth of a share of Preferred Stock, $.001 par value (the "Conner Series A Preferred") of Conner pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent, as it may be amended from time to time (the "Conner Rights Agreement"), shall be converted into the right to receive
0.442 shares of common stock, $.01 par value, of Seagate ("Seagate Common Stock") (the "Exchange Ratio"). Prior to the Distribution Date (as defined in the Conner Rights Agreement) and unless the context otherwise requires, all references in this Agreement to the Conner Common Stock shall be deemed to include the Conner Rights.

            (d) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Agreement and the Effective Time, the outstanding shares of Seagate Common Stock or Conner Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted; PROVIDED, HOWEVER, that any such changes shall be subject to Section 5.2 below.

      2.2   EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Closing Date, Seagate shall select a bank or trust company reasonably acceptable to Conner to act as exchange agent (the "Exchange Agent") in the Merger. Promptly after the Effective Time, Seagate shall deposit with the Exchange Agent, for the benefit of the holders of shares of Conner Common Stock, for exchange in accordance with this Article 2 and the Merger Agreement, certificates representing the shares of Seagate Common Stock (such shares of Seagate Common Stock, together with any dividends or distributions with respect thereto, are referred to as the "Exchange Fund") issuable pursuant to this Article 2 and the Merger Agreement in exchange for outstanding shares of Conner Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.2(e).

            (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Conner, any subsidiary of Conner, Sub, Seagate and any other subsidiary of Seagate) (including holders of record pursuant to purchases made under the Conner Purchase Plan (as defined in Section 5.15) immediately prior to the Effective Time pursuant to Section 5.15) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Conner Common Stock (collectively, the "Certificates") whose shares are being converted into Seagate Common Stock pursuant to Section 2.1(c) of this Agreement and the provisions of the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Seagate and Conner may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Seagate Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Seagate Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 and the Merger Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of

Conner Common Stock which is not registered on the transfer records of Conner, a certificate representing the proper number of shares of Seagate Common Stock may be issued to a transferee if the Certificate representing such Conner Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2 and the Merger Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Seagate Common Stock and cash in lieu of any fractional shares of Seagate Common Stock as contemplated by this
Article 2, the Merger Agreement and the Delaware Statute.

            (c) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Seagate Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Seagate Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) or the Merger Agreement until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Seagate Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Seagate Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the Merger Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Seagate Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Seagate Common Stock.

            (d) NO FURTHER OWNERSHIP RIGHTS IN CONNER COMMON STOCK. All shares of Seagate Common Stock issued upon the surrender for exchange of shares of Conner Common Stock in accordance with the terms of this Article 2 and the Merger Agreement (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Conner Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Conner Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2 and the Merger Agreement.

            (e) NO ISSUANCE OF FRACTIONAL SHARES. No certificates or scrip for fractional shares of Seagate Common Stock shall be issued, but in lieu thereof each holder of shares of Conner Common Stock who would otherwise be entitled to receive certificates or scrip for a fraction of a share of Seagate Common Stock shall receive from Seagate, at such time as such holder shall receive a certificate representing shares of Seagate Common Stock, an amount of cash equal to the per share market value of Seagate Common Stock determined by multiplying (i) the closing price of a share of Seagate Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite tape on the last full trading day prior to the Effective Time by (ii) the fraction of a share of Seagate Common Stock to which such holder would otherwise be entitled. The fractional share interests of each stockholder of Conner shall be aggregated, so that no Conner stockholder shall receive cash in an amount equal to or greater than the value of one full share of Seagate Common Stock.

            (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Conner for twelve months after the Effective Time shall be delivered to Seagate, upon demand, and any former stockholders of Conner who have not previously complied with this
Article 2 and the Merger Agreement shall thereafter look only to Seagate for payment of their claim for Seagate Common Stock, any cash in lieu of fractional shares of Seagate Common Stock and any dividends or distributions with respect to Seagate Common Stock.

            (g) NO LIABILITY. Neither the Exchange Agent, Seagate, Sub nor Conner shall be liable to any holder of shares of Conner Common Stock or Seagate Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Conner Common Stock shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate(s) shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate(s) shall also deliver a bond in such sum as Seagate may reasonably require as indemnity against any claim that may be made against Seagate or the Exchange Agent with respect to the Certificate(s) alleged to have been lost, stolen or destroyed. The affidavit and any bond which may be required hereunder shall be delivered to the Exchange Agent, who shall be responsible for making payment for such lost, stolen or destroyed Certificate(s).

      2.3 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Conner and Sub, the officers and directors of Conner and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF CONNER

      Conner represents and warrants to Seagate and Sub, except as set forth in the Conner SEC Reports (as defined in Section 3.7(a)) or the disclosure letter delivered by Conner to Seagate on or prior to the date of this Agreement (the "Conner Disclosure Letter"), as follows:

      3.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (i) Each of Conner and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Conner and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Conner and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Conner or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of Conner and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that a "Material Adverse Effect" shall not include any adverse effect on the revenues or gross margins of Conner (or the direct consequences thereof) following the date of this Agreement which is attributable to (i) a delay of, reduction in or cancellation or change in the terms of product orders by customers of Conner or (ii) an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by vendors of Conner, which in either case is attributable to the transactions contemplated by this Agreement. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under Section 5.2 of this Agreement, Conner does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

      3.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Conner has previously furnished to Seagate a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Conner nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

      3.3 CAPITALIZATION. The authorized capital stock of Conner consists of 100,000,000 shares of Conner Common Stock and 20,000,000 shares of Preferred Stock ("Conner Preferred Stock"), each having a par value of $.001 per share, of Conner. At the close of business on September 2, 1995, (i) 53,436,131 shares of Conner Common Stock were issued and outstanding all of which are validly issued, fully paid and nonassessable, (ii) no shares of Conner Common Stock were held in treasury by Conner or by subsidiaries of Conner, (iii) 2,328,643 shares of Conner Common Stock were available for future issuance pursuant to Conner's employee stock purchase plan, (iv) 7,168,859 shares of Conner Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Conner Common Stock under the Conner 1986 Incentive Stock Plan, as amended (the "1986 Plan"), the 1981 Archive Incentive Stock Plan and 1981 Archive Nonqualified Stock Plan (the "Archive Plans"), and the Conner 1995 Director Stock Plan (the "1995 Plan"), (v) 5,901,585 shares of Conner Common Stock were available for future grant under the 1986 Plan, the Archive Plans and the 1995 Plan, (vi) 783,000 shares of Conner Common Stock were available for future issuance under the Conner 1992 Restricted Stock Plan, (vii) 20,116,353 shares of Conner Common Stock were reserved for future issuance upon conversion of Conner Debentures (as defined in Section 5.19) and (viii) 8,015,420 shares of Conner Common Stock were reserved for future issuance pursuant to the Conner Option Agreement. As of the date hereof, no shares of Conner Preferred Stock were issued or outstanding and 1,000,000 shares of Conner Series A Preferred were reserved for issuance upon exercise of the Conner Rights. No change in such capitalization has occurred between September 2, 1995 and the date hereof except
(A) the issuance of shares of Conner Common Stock pursuant to the exercise of outstanding options, (B) shares issued under Conner's employee stock purchase plan, (C) shares issued upon conversion of Conner Debentures and (D) the issuance of options as permitted under Section 5.2(c) hereof (and exercise of such options). Except as set forth in this Section 3.3 and except for the options (the "Arcada Options") to acquire common stock of Arcada ("Arcada Common Stock") listed on the Conner Disclosure Letter, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Conner or any of its subsidiaries or obligating Conner or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Conner or any of its subsidiaries. All shares of Conner Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Other than with respect to the Arcada Options and such actions as are permitted under Section 5.2, there are no obligations, contingent or otherwise, of Conner or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Conner Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Conner's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, other than the shares subject to the Arcada Options, all such shares (other than directors' qualifying shares) are owned by Conner or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Conner's voting rights, charges or other encumbrances of any nature whatsoever.

      3.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Conner has all necessary corporate power and authority to execute and deliver this Agreement and the Conner Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Conner of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Conner Option Agreement by Conner and the consummation by Conner of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Conner and no other corporate proceedings on the part of Conner are necessary to authorize this Agreement, the Conner Option Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Conner Common Stock in accordance with the Delaware Statute and Conner's Certificate of Incorporation and Bylaws). This Agreement and the Conner Option Agreement have been duly and validly executed and delivered by Conner and, assuming the due authorization, execution and delivery by Seagate and Sub, constitute legal and binding obligations of Conner, enforceable against Conner in accordance with their respective terms, subject to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The Merger Agreement, when executed and delivered by Conner as contemplated hereby, will be duly executed and delivered by Conner and when approved by the stockholders of Conner and assuming the due authorization, execution and delivery by Sub, will be the valid and binding obligation of Conner, enforceable against Conner in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and
(ii) the availability of injunctive relief and other equitable remedies.

      3.5   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement and the Conner Option Agreement by Conner do not, and the performance of this Agreement and the Conner Option Agreement by Conner shall not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of Conner or any of its subsidiaries, (ii) subject to obtaining the approval of Conner's stockholders of the Merger and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Conner or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Conner's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Conner or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Conner or any of its subsidiaries is a party or by which Conner or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Conner Disclosure Letter lists all material consents, waivers and approvals under any of Conner's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby and by the Conner Option Agreement.

            (b) The execution and delivery of this Agreement and the Conner Option Agreement by Conner do not, and the performance of this Agreement by Conner shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and of foreign Governmental Entities and the rules and regulations thereunder, the NYSE rules and regulations and the filing and recordation of the Merger Agreement as required by the Delaware Statute and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent Conner from performing its obligations under this Agreement or
(ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.6   COMPLIANCE; PERMITS.

            (a) Neither Conner nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Conner or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Conner or any of its subsidiaries is a party or by which Conner or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of Conner, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Conner or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Conner and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Conner and its subsidiaries taken as a whole (collectively, the "Conner Permits"). Conner and its subsidiaries are in compliance with the terms of the Conner Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.7   SEC FILINGS; FINANCIAL STATEMENTS.

            (a) Conner has made available to Seagate a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Conner with the Securities and Exchange Commission ("SEC") on or after January 1, 1992 and prior to the date of this Agreement (the "Conner SEC Reports"), which are all the forms, reports and documents required to be filed by Conner with the SEC since January 1, 1992. The Conner SEC Reports
(A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Conner's subsidiaries is required to file any reports or other documents with the SEC.

            (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Conner SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Conner and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

            (c) Conner has previously furnished to Seagate a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Conner with the SEC pursuant to the Securities Act or the Exchange Act.

      3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, Conner and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or (ii) any material change by Conner in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

      3.9 NO UNDISCLOSED LIABILITIES. Neither Conner nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Conner and its subsidiaries taken as a whole, except liabilities (i) provided for in Conner's balance sheet as of December 31, 1994, or (ii) incurred since December 31, 1994 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Conner and its subsidiaries, taken as a whole.

      3.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings pending or, to the best knowledge of Conner, threatened (or, to the best knowledge of Conner, any investigation pending or threatened) against Conner or any of its subsidiaries, or any properties or rights of Conner or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      3.11  EMPLOYEE BENEFIT PLANS.

            (a) Section 3.11 of the Conner Disclosure Letter lists, with respect to Conner, any trade or business (whether or not incorporated) which is treated as a single employer with Conner (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code or any subsidiary of Conner (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) all loans to employees in excess of $100,000, loans to officers, and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, material bonus, material deferred compensation and material incentive plans, programs or arrangements, (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Conner and that do not generally apply to all employees, and (iv) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Conner of greater than $50,000 remain for the benefit of, or relating to, any employee, consultant or director of Conner (together, the plans and arrangements described in (i) through (iv) above are referred to as the "Conner Employee Plans"), and a copy of each such Conner Employee Plan and each summary plan description and annual report on the Form 5500 series required to be filed with any government agency for each Conner Employee Plan for the three most recent Plan years has been made available to Seagate.

            (b) (i) None of the Conner Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Conner Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) all Conner Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the Treasury)), except as would not have, in the aggregate, a Material Adverse Effect and Conner and each of its subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Conner Employee Plans;
(iv) each Conner Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code so qualifies; (v) all material contributions required to be made by Conner or any of its subsidiaries to any Conner Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Conner Employee Plan for the current plan years; (vi) with respect to each Conner Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and
(vii) no Conner Employee Plan is covered by, and neither Conner nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

            (c) With respect to each Conner Employee Plan, Conner has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, except to the extent that a failure to comply would not have a Material Adverse Effect.

            (d) There are no Conner Employee Plans that provide for benefits to vest, accrue or become payable upon the occurrence of the events described in this Agreement.

      3.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of Conner and its respective subsidiaries, threatened, between Conner or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither Conner nor any of subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Conner or its subsidiaries nor does Conner or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and (B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries; and (iii) as of the date of this Agreement, neither Conner nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Conner or any of its subsidiaries (X) as of the date of this Agreement and (Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries.

      3.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Conner for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Seagate in connection with the issuance of the Seagate Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement (the "Proxy Statement") to be filed with the SEC by Seagate and Conner pursuant to
Section 5.4 hereof will, at the dates mailed to the stockholders of Seagate and Conner, at the times of the stockholders meetings of Seagate and Conner (each a "Stockholders Meeting" and collectively, the "Stockholders Meetings") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

      3.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon Conner or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Conner or any of its subsidiaries, any acquisition of property by Conner or any of its subsidiaries or the conduct of business by Conner or any of its subsidiaries as currently conducted.

      3.15 TITLE TO PROPERTY. Conner owns no material real property. Conner and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which Conner or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Conner or subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of Conner and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.16 TAXES. Conner and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Conner or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Conner or any of its subsidiaries or is being asserted against Conner or any of its subsidiaries, (ii) no audit of any Tax Return of Conner or any of its subsidiaries is being conducted by a Tax authority (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Conner or any of its subsidiaries and is currently in effect (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Conner and its subsidiaries and (iv) there is no agreement, contract or arrangement to which Conner or any of its subsidiaries is a party that may result in the payment of any amount that would not be
deductible pursuant to Sections 280G, 162 or 404 of the Code.   As used herein,
"Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

      3.17 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, Conner and each of its subsidiaries to their respective best knowledge
(i) have obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Conner or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Conner's or any of its subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and

(iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Conner or its subsidiaries (or any of their respective agents) thereunder.

      3.18 BROKERS. No broker, finder or investment banker (other than Goldman, Sachs & Co. ("Goldman Sachs")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Conner.

      3.19  INTELLECTUAL PROPERTY.

            (a) Conner and its subsidiaries own, or have the right to use, sell or license all material intellectual property rights necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property rights are collectively referred to as the "Conner IP Rights");

            (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Conner IP Right (the "Conner IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Conner IP Right or materially impair the right of Conner and its subsidiaries or the Surviving Corporation to use, sell or license any Conner IP Right or portion thereof (except where such breaches, forfeitures or terminations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

            (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Conner or any of its subsidiaries or currently under development by Conner or any of its subsidiaries violates any license or agreement between Conner or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and there is no pending or, to the best knowledge of Conner, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Conner IP Right nor, to the best knowledge of Conner, is there any basis for any such claim, nor has Conner received any notice asserting that any Conner IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Conner, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

            (d) Conner has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Conner IP Rights.

      3.20 POOLING MATTERS. Neither Conner nor any of its affiliates has, to its best knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Seagate or any of its affiliates) would prevent Seagate from accounting for the business combination to be effected by the Merger as a pooling of interests.

      3.21 CONNER RIGHTS AGREEMENT. Conner will amend prior to the Effective Time, the Conner Rights Agreement to the extent necessary to provide that the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not (i) cause Seagate or any of its affiliates to become an Acquiring Person (as defined in the Conner Rights Agreement), or (ii) otherwise affect the rights of the holders of Conner Rights, including by causing such Conner Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

      3.22 INSURANCE. Conner maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Conner and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Conner and its subsidiaries. There is no material claim by Conner or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

      3.23 OPINION OF FINANCIAL ADVISOR. Conner has been advised in writing by its financial advisor, Goldman Sachs, that in its opinion, as of the date of this Agreement, the Exchange Ratio is fair to the stockholders of Conner.

      3.24 BOARD APPROVAL. The Board of Directors of Conner has, as of the date of this Agreement (i) approved this Agreement, the Merger Agreement and the Conner Option Agreement and the transactions contemplated hereby and thereby,
(ii) determined that the Merger is in the best interests of the stockholders of Conner and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Conner approve this Agreement, the Merger Agreement and the Merger.

      3.25 VOTE REQUIRED. The affirmative vote of a majority of the votes that holders of the outstanding shares of Conner Common Stock are entitled to vote thereon is the only vote of the holders of any class or series of Conner's capital stock necessary to approve this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

      3.26 SECTION 203 OF THE DELAWARE STATUTE NOT APPLICABLE. The provisions of Section 203 of the Delaware Statute will not, prior to the termination of this Agreement, assuming the accuracy of the representation of Seagate given in
Section 4.27 (without giving effect to the knowledge qualification thereof), apply to this Agreement or to the transactions contemplated hereby.

      3.27 CONNER OWNERSHIP OF SEAGATE COMMON STOCK; SEAGATE NOT AN ACQUIRING PERSON. Conner and, to the best knowledge of Conner, its "affiliates" and "associates" (as defined under both Section 203 of the Delaware Statute and Rule 405 under the Securities Act) collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Seagate Common Stock outstanding. So long as Seagate's and Sub's representations set forth in the first sentence of
Section 4.27 are accurate (without giving effect to the knowledge qualification thereof) neither the execution and delivery of this Agreement by the parties hereto nor the consummation by Seagate and Sub of the transactions contemplated hereby will cause Seagate or any of its affiliates to be within the definition of "Acquiring Person" (as such term is defined in the Conner Rights Agreement).


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF SEAGATE AND SUB

      Seagate and Sub jointly and severally represent and warrant to Conner, except as set forth in the Seagate SEC Reports (as defined in Section 4.7(a)) or the disclosure letter delivered by Seagate and Sub to Conner on or prior to the date of this Agreement (the "Seagate Disclosure Letter"), as follows:

      4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Each of Seagate and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Seagate and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each of Seagate and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect. When used in connection with Seagate or any of its subsidiaries, the term "Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of Seagate and its subsidiaries taken as a whole; PROVIDED, HOWEVER, that a "Material Adverse Effect" shall not include any adverse effect on the revenues or gross margins of Seagate (or the direct consequences thereof) following the date of this Agreement which are attributable to (i) a delay of, reduction in or cancellation or the change in the terms of product orders by customers of Seagate or (ii) an increase in the price of, a delay of, reduction in or cancellation of or change in terms with respect to products or components supplied by vendors of Seagate, which in either case are attributable to the transactions contemplated by this Agreement. Other than wholly-owned subsidiaries and except as permitted after the date of this Agreement under Section 5.2 of this Agreement, Seagate does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

      4.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Seagate has previously furnished to Conner a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither Seagate nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

      4.3   CAPITALIZATION.  The authorized capital stock of Seagate consists of
(i) 200,000,000 shares of Seagate Common Stock and of (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share ("Seagate Preferred Stock"), 800,000 of which have been designated as Seagate Series A Preferred. At the close of business on September 1, 1995, (i) 72,637,095 shares of Seagate Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 209,410 shares of Seagate Common Stock were held in treasury by Seagate or by subsidiaries of Seagate, (iii) 2,366,695 shares of Seagate Common Stock were reserved for future issuance pursuant to Seagate's employee stock purchase plan, (iv) 8,000,303 shares of Seagate Common Stock were reserved for issuance upon the exercise of outstanding options ("Seagate Options") to purchase Seagate Common Stock, 7,135,532 shares of Seagate Common Stock were reserved for future grant under the 1991 Incentive Stock Option Plan (including 6,000,000 shares subject to stockholder approval at the 1995 Annual Meeting of Stockholders to be held October 26, 1995), 550,000 shares of Seagate Common Stock were reserved for future grant under the Directors' Option Plan and no shares of Seagate Common Stock were reserved for future grant under the 1984 Stock Option Plan, (v) 6,278,071 shares and 10,314,286 shares were reserved for future issuance upon conversion of Seagate's 6 3/4% Convertible Subordinated Debentures Due 2012 and 5% Convertible Subordinated Debentures Due 2003, respectively (collectively the "Seagate Debentures"). No change in such capitalization has occurred between September 1, 1995 and the date hereof except issuances of Seagate Common Stock that would be permitted pursuant to Section 5.2(c) hereof. As of the date hereof, no shares of Seagate Preferred Stock were issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Seagate's and Sub's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Seagate or any of its subsidiaries or obligating Seagate or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Seagate or any of its subsidiaries. All shares of Seagate Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the shares of Seagate Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. Except for such actions as are permitted under Section 5.2, there are no obligations, contingent or otherwise, of Seagate or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Seagate Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of obligations of subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Seagate's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Seagate or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in Seagate's voting rights, charges or other encumbrances of any nature whatsoever.

      4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Seagate and Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Conner Option Agreement, and to perform its obligations hereunder and thereunder, subject to obtaining the approval of Seagate's stockholders of the issuance of Seagate Common Stock in the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Conner Option Agreement by Seagate and Sub and the consummation by Seagate and Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seagate and Sub and no other corporate proceedings on the part of Seagate or Sub are necessary to authorize this Agreement and the Conner Option Agreement, or to consummate the transactions so contemplated (other than with respect to the Merger, the approval by the holders of a majority of the outstanding shares of Seagate Common Stock of the issuance of Seagate Common Stock in the Merger in accordance with the applicable rules of the NYSE and Seagate's Certificate of Incorporation and Bylaws). This Agreement and the Conner Option Agreement have been duly and validly executed and delivered by Seagate and Sub and, assuming the due authorization, execution and delivery by Conner, constitute legal and binding obligations of Seagate and Sub, enforceable against Seagate and Sub in accordance with their respective terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies. The Merger Agreement, when executed and delivered by Sub as contemplated hereby, will be duly executed and delivered by Sub and when approved by the stockholders of Seagate and assuming the due authorization, execution and delivery by Sub, will be the valid and binding obligation of Sub enforceable against Sub in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (ii) the availability of injunctive relief and other equitable remedies.

      4.5   NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

            (a) The execution and delivery of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate do not, and the performance of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate shall not, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of Seagate or any of its subsidiaries,
(ii) subject to obtaining Seagate's stockholders approval of the issuance of the shares of Seagate Common Stock in the Merger and compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seagate or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seagate's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seagate or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seagate or any of its subsidiaries is a party or by which Seagate or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such breaches, defaults or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Seagate Disclosure Letter lists all material consents, waivers and approvals under any of Seagate's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated by this Agreement and the Conner Option Agreement.

            (b) The execution and delivery of this Agreement by Seagate and Sub and the Conner Option Agreement by Seagate do not, and the performance of this Agreement by Seagate and Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations thereunder, the NYSE rules and regulations, and the filing and recordation of the Merger Agreement as required by the Delaware Statute and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (i) would not prevent consummation of the Merger or otherwise prevent Seagate or Sub from performing their respective obligations under this Agreement or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.6   COMPLIANCE; PERMITS.

            (a) Neither Seagate nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seagate or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seagate or any of its subsidiaries is a party or by which Seagate or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of Seagate, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Seagate or any of its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Seagate and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Seagate and its subsidiaries taken as a whole (collectively, the "Seagate Permits"). Seagate and its subsidiaries are in compliance with the terms of the Seagate Permits, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.7   SEC FILINGS; FINANCIAL STATEMENTS.

                  Seagate has made available to Conner a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seagate with the SEC on or after January 1, 1992 and prior to the date of this Agreement (the "Seagate SEC Reports"), which are all the forms, reports and documents required to be filed by Seagate with the SEC since
January 1, 1992. The Seagate SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Seagate's subsidiaries is required to file any reports or other documents with the SEC.

            (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Seagate SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Seagate and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to adjustments which were not or are not expected to be material in amount.

            (c) Seagate has previously furnished to Conner a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Seagate with the SEC pursuant to the Securities Act or the Exchange Act.

      4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1995, Seagate and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or (ii) any material change by Seagate in its accounting methods, principles or practices except as required by concurrent changes in GAAP.

      4.9 NO UNDISCLOSED LIABILITIES. Neither Seagate nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seagate and its subsidiaries taken as a whole, except liabilities (i) provided for in Seagate's balance sheet as of June 30, 1995 or

(ii) incurred since June 30, 1995 in the ordinary course of business, none of which are material to the business, results of operations or financial condition of Seagate and its subsidiaries, taken as a whole.

      4.10 ABSENCE OF LITIGATION. There are no claims, actions, suits or proceedings pending or, to the best knowledge of Seagate, threatened (or to the best knowledge of Seagate, any investigation pending or threatened) against Seagate or any of its subsidiaries, or any properties or rights of Seagate or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      4.11  EMPLOYEE BENEFIT PLANS.

            (a) Section 4.11 of the Seagate Disclosure Letter lists, with respect to Seagate, any trade or business (whether or not incorporated) which is treated as a single employer with Seagate (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, or any subsidiary of Seagate (i) all employee benefit plans (as defined in Section 3(3) of ERISA),
(ii) all loans to employees in excess of $100,000, loans to officers, and any stock option, stock purchase, phantom stock, stock appreciation right, deferred compensation, supplemental retirement, severance, material bonus, material incentive and material deferred compensation plans, programs or arrangements, and (iii) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Seagate and that do not generally apply to all employees, for the benefit of, or relating to, any employee, consultant or director of Seagate, (together, the plans and arrangements described in (i) through (iii) above are referred to as the "Seagate Employee Plans"), and a copy of each such Seagate Employee Plan and each summary plan description, and annual report on the Form 5500 series required to be filed with any government agency for each Seagate Employee Plan for the three most recent Plan years, and the most recent actuarial report, plan committee meeting minutes and trustee's reports has been made available to Conner.

            (b) (i) None of the Seagate Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Seagate Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) all Seagate Employee Plans have been administered in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code, orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Internal Revenue Service or Secretary of the

Treasury)), except as would not have, in the aggregate, a Material Adverse Effect and Seagate and each of its subsidiaries have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Seagate Employee Plans; (iv) each Seagate Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code so qualifies;
(v) all material contributions required to be made by Seagate or any of its Seagate subsidiaries to any Seagate Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Seagate Employee Plan for the current plan years; (vi) with respect to each Seagate Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and
(vii) no Seagate Employee Plan is covered by, and neither Seagate nor any subsidiary has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.

            (c) With respect to each Seagate Employee Plan, Seagate has complied with the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the proposed regulations thereunder, except to the extent that a failure to comply would not have a Material Adverse Effect.

            (d) There are no Seagate Employee Plans that provide for benefits to vest, accrue or become payable upon the occurrence of the events described in this Agreement.

      4.12 LABOR MATTERS. (i) There are no controversies pending or, to the best knowledge of each of Seagate and its respective subsidiaries, threatened, between Seagate or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect; (ii) as of the date of this Agreement, neither Seagate nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seagate or its subsidiaries nor does Seagate or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees (A) as of the date of this Agreement and (B) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries; and (iii) as of the date of this Agreement, neither Seagate nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Seagate or any of its subsidiaries (X) as of the date of this Agreement and
(Y) which, as of the Closing Date, have or could reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries.

      4.13 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Seagate for inclusion or incorporation by reference (i) in the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement will, at the dates mailed to the stockholders of Seagate and Conner, at the times of the Stockholders Meetings and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder.

      4.14 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as may be permitted under Section 5.9, there is no material agreement, judgment, injunction, order or decree binding upon Seagate or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Seagate or any of its subsidiaries, any acquisition of property by Seagate or any of its subsidiaries or the conduct of business by Seagate or any of its subsidiaries as currently conducted.

      4.15 TITLE TO PROPERTY. Seagate owns no material real property. Seagate and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all leases pursuant to which Seagate or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Seagate or its subsidiary has not taken adequate steps to prevent such default from occurring) except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All the plants, structures and equipment of Seagate and its subsidiaries, except such as may be under construction, are in good operating condition and repair, except where the failure of such plants, structures and equipment to be in such good operating condition and repair could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      4.16 TAXES. Seagate and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Seagate or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it (other than those that are not, individually or in the aggregate, material), has paid all Taxes shown thereon to be due and has provided adequate accruals in all material respects in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. In addition, (i) no material claim for unpaid Taxes has become a lien against the property of Seagate or any of its subsidiaries or is being asserted against Seagate or any of its subsidiaries,
(ii) no audit of any Tax Return of Seagate or any of its subsidiaries is being conducted by a Tax authority (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have, a Material Adverse Effect on Seagate and its subsidiaries, (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by Seagate or any of its subsidiaries and is currently in effect (A) as of the date of this Agreement and (B) which, as of the Closing Date, has not had and could not reasonably be expected to have a Material Adverse Effect on Seagate and its subsidiaries and (iv) there is no agreement, contract or arrangement to which Seagate or any of its subsidiaries is a party that may result in the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

      4.17 ENVIRONMENTAL MATTERS. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, Seagate and each of its subsidiaries to their respective best knowledge
(i) have obtained all applicable permits, licenses and other authorizations which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Seagate or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) as of the date hereof, are not aware of and have not received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Seagate's or any of its subsidiaries (or any of their respective agents) manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of Federal, state or local laws, rules or regulations to register any products or materials required to be registered by Seagate or its subsidiaries (or any of their respective agents) thereunder.

      4.18 BROKERS. No broker, finder or investment banker (other than Morgan Stanley & Co., Incorporated ("Morgan Stanley")) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seagate or Sub.

      4.19  INTELLECTUAL PROPERTY.

            (a) Seagate and its subsidiaries own, or have the right to use, sell or license all material intellectual property rights necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property rights are collectively referred to as the "Seagate IP Rights");

            (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Seagate IP Right (the "Seagate IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seagate IP Right or materially impair the right of Seagate and its subsidiaries or the Surviving Corporation to use, sell or license any Seagate IP Right or portion thereof (except where such breaches, forfeitures or terminations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect);

            (c) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Seagate or any of its subsidiaries or currently under development by Seagate or any of its subsidiaries violates any license or agreement between Seagate or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and there is no pending or, to the best knowledge of Seagate, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seagate IP Right nor, to the best knowledge of Seagate, is there any basis for any such claim, nor has Seagate received any notice asserting that any Seagate IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Seagate, is there any basis for any such assertion, except to the extent that such violation(s), or notice or basis therefor, have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

            (d) Seagate has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Seagate IP Rights.

      4.20 POOLING MATTERS. Neither Seagate nor any of its affiliates has, to its best knowledge and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by Conner or any of its affiliates) would prevent Seagate from accounting for the business combination to be effected by the Merger as a pooling of interests.

      4.21 INSURANCE. Seagate maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Seagate and its subsidiaries ("Seagate Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Seagate and its subsidiaries. There is no material claim by Seagate or any of its subsidiaries pending under any of the material Seagate Insurance Policies.

      4.22 OPINION OF FINANCIAL ADVISOR. Seagate has been advised in writing by its financial advisor, Morgan Stanley, that in its opinion as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Seagate.

      4.23 BOARD APPROVAL. The Board of Directors of Seagate has, as of the date hereof, (i) approved this Agreement, the Merger Agreement, the Conner Option Agreement and the transactions contemplated hereby and thereby,
(ii) determined that the Merger is in the best interests of the stockholders of Seagate and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Seagate approve the issuance of Seagate Common Stock in connection with the Merger.

      4.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Seagate Common Stock present in person or represented by proxy at the meeting of Seagate's stockholders contemplated by Section 5.8 (provided that the shares so present or represented constitute a majority of the shares of Seagate Common Stock) is the only vote of the holders of any class or series of Seagate's capital stock necessary to approve the Merger and the issuance of Seagate Common Stock in connection with the Merger.

      4.25 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      4.26 SECTION 203 OF THE DELAWARE STATUTE NOT APPLICABLE. The provisions of Section 203 of the Delaware Statute will not, prior to the termination of this Agreement, assuming the accuracy of the representation of Conner in Section
3.27 (without giving effect to the knowledge qualification thereof), apply to this Agreement or to the transactions contemplated hereby.

      4.27 SEAGATE OWNERSHIP OF CONNER COMMON STOCK. Seagate and, to the best knowledge of Seagate, its "affiliates" and "associates" (as defined under both
Section 203 of the Delaware Statute and Rule 405 under the Securities Act), collectively beneficially own and have beneficially owned at all times during the three-year period prior to the date hereof less than 1% of the shares of Conner Common Stock outstanding (other than shares of Conner Common Stock issuable pursuant to the Conner Option Agreement to be entered into concurrently herewith).


                                    ARTICLE 5

                        CONDUCT AND TRANSACTIONS PRIOR TO
                      EFFECTIVE TIME; ADDITIONAL AGREEMENTS

      5.1 INFORMATION AND ACCESS. Subject to and in accordance with the terms and conditions of that certain letter agreement dated July 17, 1995, between Seagate and Conner (the "Confidentiality Agreement"), from the date of this Agreement and continuing until the Effective Time, each Company shall afford and, with respect to clause (b) below, such Company shall cause its independent auditors to afford, (a) to the officers, independent auditors, counsel and other representatives of the other Company reasonable access to the properties, books, records (including Tax Returns filed and those in preparation) and personnel of such Company and its subsidiaries in order that the other Company may have a full opportunity to make such investigation as it reasonably desires to make of such Company and its subsidiaries and (b) to the independent auditors of the other Company, reasonable access to the audit work papers and other records of the independent auditors of such Company and its subsidiaries. Additionally, subject to and in accordance with the Confidentiality Agreement, each Company and its subsidiaries will permit the other Company to make such reasonable inspections of such Company and its subsidiaries and their respective operations during normal business hours as the other Company may reasonably require and each Company and its subsidiaries will cause its officers and the officers of its subsidiaries to furnish the other Company with such financial and operating data and other information with respect to the business and properties of such Company and its subsidiaries as the other Company may from time to time reasonably request. No investigation pursuant to this Section 5.1 shall affect or otherwise obviate or diminish any representations and warranties of any party or conditions to the obligations of any party.

      5.2 CONDUCT OF BUSINESS OF THE COMPANIES. Except as contemplated by this Agreement, during the period from the date of this Agreement and continuing until the Effective Time or until the termination of this Agreement pursuant to
Section 7.1, (i) each Company shall use reasonable efforts promptly to report to the other on the status of operational matters and changes of materiality (subject to the terms of the Confidentiality Agreement) and (ii) each Company and its subsidiaries shall conduct their respective businesses in the ordinary and usual course consistent with past practice and each Company and its subsidiaries shall use reasonable efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with licensors, franchisees, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in this Agreement, and except as disclosed in
Section 5.2 of the Conner Disclosure Letter, prior to the Effective Time, neither Company nor any of its subsidiaries shall, unless this Agreement is terminated pursuant to Section 7.1, without the prior written consent of the other Company (which consent shall not be unreasonably withheld):

            (a) declare, set aside or pay any dividends on or make any other distribution in respect of any of its capital stock except (i) as permitted by subsection (c) below and (ii) dividends or distributions by subsidiaries of Seagate to Seagate or any subsidiary of Seagate;

            (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or repurchase, redeem (except in compliance with Section 5.2(n) below) or otherwise acquire any shares of its capital stock;

            (c) issue, deliver, pledge, encumber or sell, or authorize or propose the issuance, delivery, pledge, encumbrance or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities (other than (i) the issuance of such capital stock upon the exercise or conversion of Seagate Options, Seagate Debentures, Conner Options (as defined in Section 5.14), Conner Debentures or Arcada Options, as the case may be, outstanding on the date of this Agreement in accordance with their present terms or pursuant to the Seagate Employee Stock Purchase Plan or the Conner Employee Stock Purchase Plan, as the case may be, in accordance with their present terms, (ii) the granting of Seagate Options in the ordinary course of business consistent with past practice, pursuant to Seagate Employee Plans in effect on the date of this Agreement, and the issuance of Seagate Common Stock upon exercise thereof, (iii) the granting of Conner Options to purchase up to an aggregate of 500,000 shares of Conner Common Stock in the ordinary course of business consistent with past practice, pursuant to Conner Employee Plans in effect on the date of this Agreement, the issuance of Conner Common Stock upon the exercise of Conner Options, the granting of Arcada Options to purchase up to an aggregate of 200,000 shares of Arcada Common Stock (plus shares of Arcada Common Stock returned to the Arcada 1994 Stock Option Plan or Conner Peripherals, Inc./Arcada Stock Option Plan (the "Conner Arcada Plan") (other than 75,000 shares subject to an option awarded to James Steger on August 8,
1995) after the date of this Agreement upon termination of the employment of optionees in the ordinary course of business consistent with past practice (PROVIDED that (A) such Arcada options shall be granted only to employees of Arcada (B) such Arcada Options shall only be granted at an exercise price per share equal to 100% of the fair market value per share of Arcada Common Stock on the date of grant as determined by the Board of Directors of the company granting such option , (C) options granted under the Conner Arcada Plan shall only be granted to employees of Arcada hired after June 19, 1995 and (D) any persons to whom such options are granted shall acknowledge and agree in writing, as a condition to the granting of such option, that such option may be converted into the right to receive 0.1545 shares of Seagate Common Stock ), and the issuance of Arcada Common Stock upon the exercise of Arcada Options outstanding as of the date of this Agreement and (iv) in the case of Seagate only, the issuance of Seagate Common Stock or other equity instruments in connection with a Permitted Seagate Acquisition (as defined in clause (e) below)) or authorize or propose any change in its equity capitalization;

            (d) except as otherwise provided in this Agreement, amend its Certificate of Incorporation or Bylaws or the Conner Rights Agreement in any manner adverse to the other Company;

            (e) acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, PROVIDED that Seagate shall be permitted to acquire (i) any rigid disc drive component business (but not a rigid disc drive business) for consideration having a fair market value of $50 million or less or (ii) any software business for consideration having a fair market value of $150 million or less (any such transaction is referred to as a "Permitted Seagate Acquisition"); and, PROVIDED FURTHER, that Conner shall be permitted to acquire two substrate businesses pursuant to the terms described in the Conner Disclosure Letter (any such transaction is referred to as a "Permitted Conner Acquisition").

            (f) sell, lease, pledge or otherwise dispose of or encumber any of its assets, except in the ordinary course of business (including, without limitation, any indebtedness owed to it or any claims held by it);

            (g) with respect to Conner only, transfer the stock of any subsidiary to any other subsidiary or any assets or liabilities to any new or, except in the ordinary course of business consistent with past practice, existing subsidiary, and except as set forth in Section 5.2 of the Conner Disclosure Letter;

            (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee, endorse or otherwise as an accommodation become responsible for the obligations of others, or make loans or advances, other than (i) in the ordinary course of business consistent with past practice, (ii) with respect to a business or other entity acquired pursuant to a Permitted Seagate Acquisition or a Permitted Conner Acquisition, and (iii) as set forth in Section 5.2 of the Conner Disclosure Letter;

            (i) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than (i) the payment, discharge or satisfaction of liabilities in the ordinary course of business, (ii) the payment of the fees and expenses of counsel and financial advisors relating to this Agreement and the transactions contemplated hereby,
(iii) with respect to Seagate only, any payment with respect to a settlement of any of the outstanding litigation described in the Seagate SEC Reports and (iv) any payment, discharge or satisfaction of any liabilities of any business or other entity acquired pursuant to a Permitted Seagate Acquisition or a Permitted Conner Acquisition;

            (j) with respect to Conner only, adopt or amend in any material respect any collective bargaining agreement or Conner Employee Plan, other than in the ordinary course of business consistent with past practice; or with respect to Conner only enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees of Conner (other than, with respect to key employees, employment terms consistent with Conner's past practice), or enter into or amend any severance or termination arrangement that provides for payments to any person different from those contained in the Conner Disclosure Letter;

            (k) change in any material respect the accounting methods or practices followed by such Company, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by changes in GAAP; make any material Tax election or settle or compromise any material federal, state, local or foreign income tax liability or agree to an extension of a statute of limitations;

            (l) enter into any material contract or agreement, except in the ordinary course of business, other than as expressly permitted in this
Section 5.2 and other than renewals or replacements of leases scheduled to expire in the near-term in the ordinary course of business;

            (m) with respect to Conner only, redeem any rights under the Conner Rights Agreement or take any action which would permit an event (other than the Merger or the transactions contemplated by the Conner Option Agreement) which would otherwise be a "Triggering Event" under the Conner Rights Agreement to be excluded from the definition of a "Triggering Event," other than in connection with a Superior Proposal (as defined in Section 5.3) which the Board of Directors of Conner shall approve or recommend in accordance with Section 5.3 or pursuant to Section 1(a)(ii) of the Conner Rights Agreement; or

            (n) authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

      Notwithstanding the foregoing, the parties understand that Seagate shall have the right to enter into agreements with respect to and to consummate Permitted Seagate Acquisitions, and Conner shall have the right to enter into agreements with respect to and to consummate Permitted Conner Acquisitions. Nothing contained in Section 5.2(a) to (n) above shall limit, prohibit or restrict (i) Seagate's and its affiliates' ability to enter into agreements with respect to and to consummate Permitted Seagate Acquisitions or to operate in the ordinary course of business any business or other entity acquired pursuant to a Permitted Seagate Acquisition or (ii) Conner's and its affiliates' ability to enter into agreements with respect to and to consummate Permitted Conner Acquisitions or to operate in the ordinary course of business any business or other entity acquired pursuant to a Permitted Conner Acquisition.

      5.3   NEGOTIATION WITH OTHERS.

            (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Conner shall not, directly or indirectly, through any officer, director, employee, representative or agent of Conner or any of its subsidiaries, solicit or encourage (including by way of furnishing nonpublic information) or take other action, either directly or indirectly, to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept any Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiries or proposals regarding
(i) any merger, consolidation, sale of substantial assets or similar transactions involving Conner or any subsidiaries of Conner (other than sales of assets or inventory in the ordinary course of business), (ii) sale of 20% or more of the outstanding shares of capital stock of Conner (including without limitation by way of a tender offer or an exchange offer) or similar transactions involving Conner or any subsidiaries of Conner, (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under

Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 20% or more of the then outstanding shares of capital stock of Conner; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            (b) Notwithstanding Section 5.3(a), the restrictions set forth in this Agreement shall not prevent the Board of Directors of Conner, in the exercise of and as required by its fiduciary duties as determined by the Board of Directors of Conner after consultation with its outside legal counsel, engaging in discussions or negotiations with, and furnishing information concerning Conner and its business, properties and assets (but not directly or indirectly soliciting or initiating such discussions or negotiations or directly or indirectly encouraging inquiries or the making of any Acquisition Proposal), to a third party who makes a written, unsolicited, bona fide Acquisition Proposal that is reasonably capable of being consummated and is reasonably likely to be financially superior to the Merger, as determined in each case in good faith by Conner's Board of Directors after consultation with Conner's financial advisors (a "Superior Proposal"), provided that Seagate shall have been notified in writing of such Acquisition Proposal, including the principal financial terms and conditions thereof.

      Upon compliance with the foregoing, Conner shall be entitled to (1) withdraw, modify or refrain from making its recommendation referred to in
Section 5.4 following receipt of a Superior Proposal, and approve and recommend to the stockholders of Conner a Superior Proposal and (2) enter into an agreement with such third party concerning a Superior Proposal provided that Conner shall immediately make payment in full to Seagate of the Breakup Fee as defined in Section 7.3 below.

            (c) If Conner or any of its subsidiaries receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, Conner shall immediately notify Seagate thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the principal financial terms and conditions of such offer or proposal, as the case may be.

            (d) Notwithstanding the foregoing, Conner shall not provide any non-public information to a third party unless Conner provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the nondisclosure agreement previously entered into between Seagate and Conner. Conner shall be entitled to provide copies of this Section 5.3 to third parties who, on an unsolicited basis after the date of this Agreement, contact Conner regarding an Acquisition Proposal, provided that Seagate shall concurrently be notified of such contact and delivery of such copy.

            (e) Conner shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Seagate and Sub) conducted prior to the date of this Agreement with respect to any of the foregoing.

      5.4 PREPARATION OF S-4 AND THE PROXY STATEMENT; OTHER FILINGS. As promptly as practicable after the date of this Agreement, Seagate and Conner shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Seagate and Conner and Seagate shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Seagate and Conner shall use its reasonable efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to such Company's stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Seagate and Conner shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal or Blue Sky Laws relating to the Merger and the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, under the HSR Act and state takeover laws (the "Other Filings"). Each Company will notify the other Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement or any Other Filing or for additional information and will supply the other Company with copies of all correspondence between such Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the S-4 and the Other Filings shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the S-4 or any Other Filing, Seagate or Conner, as the case may be, shall promptly inform the other Company of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Seagate and Conner, such amendment or supplement.
The Proxy Statement shall include the recommendations of the Board of Directors of Seagate in favor of the issuance of Seagate Common Stock in connection with the Merger and of the Board of Directors of Conner in favor of the Merger, provided that the recommendation of the Board of Directors of Conner may not be included or may be withdrawn if previously included if the Board of Directors of Conner has accepted a Superior Proposal in accordance with the terms of
Section 5.3.

      5.5 ADVICE OF CHANGES; SEC FILINGS. Each Company shall promptly provide the other Company (or its counsel) copies of all filings made by such Company with any Governmental Entity in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby.

      5.6 LETTER OF CONNER'S INDEPENDENT AUDITORS. Conner shall use all reasonable efforts to cause to be delivered to Seagate a letter of Price Waterhouse, LLP, Conner's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Seagate, in form and substance reasonably satisfactory to Seagate and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

      5.7 LETTER OF SEAGATE'S INDEPENDENT AUDITORS. Seagate shall use all reasonable efforts to cause to be delivered to Conner a letter of Ernst & Young, LLP, Seagate's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Conner, in form and substance reasonably satisfactory to Conner and customary in scope and substance for letters delivered by independent auditors in connection with registration statements similar to the S-4.

      5.8 STOCKHOLDERS MEETINGS. Seagate and Conner each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting upon, in the case of Seagate, the issuance of Seagate Common Stock in connection with the Merger and, in the case of Conner, this Agreement and the Merger Agreement. Seagate and Conner shall coordinate and cooperate with respect to the timing of the Stockholders Meetings and shall use their respective reasonable efforts to hold the Stockholders Meetings on the same day as soon as practicable after the date of this Agreement.

      5.9   AGREEMENTS TO TAKE REASONABLE ACTION.

            (a) Conner shall take, and shall cause its subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Conner or its subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Seagate in connection with any such requirements imposed upon Seagate or Sub or any subsidiary of Seagate or Sub in connection with the Merger. Conner shall take, and shall cause its subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Seagate or Sub and their subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Conner or any of its subsidiaries (or by Seagate or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Conner to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Conner or Seagate pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that with respect to clauses (i) through (iv) above, Conner and its subsidiaries will take only such curative measures (such as licensing and divestiture) as Seagate determines, in good faith, to be reasonable.

            (b) Seagate and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them or their subsidiaries with respect to the Merger (including furnishing the information required under the HSR Act) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to Conner in connection with any such requirements imposed upon Conner or any subsidiary of Conner in connection with the Merger. Seagate and Sub shall take, and shall cause their subsidiaries to take, all reasonable actions necessary (i) to obtain (and will take all reasonable actions necessary to promptly cooperate with Conner and its subsidiaries in obtaining) any clearance, consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by Seagate or any of its subsidiaries (or by Conner or any of its subsidiaries) in connection with the Merger or the taking of any action contemplated by this Agreement; (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of Seagate or Sub to consummate the transactions contemplated hereby; (iii) to fulfill all conditions applicable to Seagate or Sub or Conner pursuant to this Agreement; and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order, the entry, enactment or promulgation thereof, as the case may be; PROVIDED, HOWEVER, that with respect to clauses (i) through (iv) above Seagate and its subsidiaries will take only such curative measures (such as licensing and divestiture) as Seagate determines, in good faith, to be reasonable.

            (c) Subject to the terms and conditions of this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, subject to the appropriate approval of the stockholders of Seagate and Conner. Seagate and Conner will use their reasonable best efforts to resolve any competitive issues relating to or arising under the HSR Act or any other federal or state antitrust or fair trade law raised by any Governmental Entity including making offers of curative divestitures and/or licensing of technology which Seagate determines, in good faith, to be reasonable. If such offers are not accepted by such Governmental Entity, Seagate (with Conner's cooperation) shall pursue all litigation resulting from such issues. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

      5.10 CONSENTS. Seagate, Sub and Conner shall each use all reasonable efforts to obtain the consent and approval of, or effect the notification of or filing with, each person or authority whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated by this Agreement and to enable the Surviving Corporation to conduct and operate the business of Conner and its subsidiaries substantially as presently conducted and as contemplated to be conducted.

      5.11 NYSE LISTING. Seagate shall use its reasonable best efforts to cause the shares of Seagate Common Stock issuable to the stockholders of Conner in the Merger to be listed for trading on the NYSE.

      5.12 PUBLIC ANNOUNCEMENTS. Seagate, Sub and Conner shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by law.

      5.13  AFFILIATES.

            (a) Each Company shall use all reasonable efforts to obtain as soon as practicable and in any event thirty (30) days prior to the expected Effective Time, executed agreements with respect to the sale of capital stock with each person who is an "affiliate" within the meaning of Rule 145 (for purposes of this Section, each such person, an "Affiliate") of such Company regarding compliance with pooling restrictions, which agreements shall be in substantially the form of EXHIBIT C (with respect to Conner) and EXHIBIT D (with respect to Seagate), respectively, attached to this Agreement.

            (b) At least ten Business Days prior to the date of the Stockholders Meetings, Conner shall deliver to Seagate a list of names and addresses of those persons who were, in Conner's reasonable judgment after consultation with legal counsel, at the record date for the Conner Stockholders Meeting, Affiliates of Conner. Conner shall provide Seagate such information and documents as Seagate shall reasonably request for purposes of reviewing such list. Conner shall use its reasonable efforts to deliver or cause to be delivered to Seagate, prior to the Effective Time, from each of the Affiliates of Conner identified in the foregoing list (other than those that have delivered agreements previously pursuant to Section 5.13(a) above), agreements (collectively, the "Conner Affiliate Agreements") substantially in the form attached to this Agreement as EXHIBIT C. Seagate and Sub shall be entitled to place legends on the certificates evidencing any Seagate Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and the Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Seagate Common Stock, consistent with the terms of such Conner Affiliate Agreements, whether or not such Conner Affiliate Agreements are actually delivered to Seagate.

      5.14  CONNER OPTIONS.

            (a) At the Effective Time, each outstanding option (each, a "Conner Option") to purchase shares of Conner Common Stock issued pursuant to the Conner stock option plans (including without limitation the Archive Plans, and collectively, the "Conner Option Plans"), whether vested or unvested, shall be assumed by Seagate. Accordingly, each Conner Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Conner Option, the number, rounded down to the nearest whole integer, of full shares of Seagate Common Stock the holder of such Conner Option would have been entitled to receive pursuant to the Merger had such holder exercised such Conner Option in full, including as to unvested shares, immediately prior to the Effective Time, at a price per share equal to (y) the exercise price per share for the shares of Conner Common Stock otherwise purchasable pursuant to such Conner Option divided by (z) the Exchange Ratio, with such exercise price per share rounded up to the nearest whole cent.

            (b) As soon as practicable after the Effective Time, Seagate shall deliver to each holder of a Conner Option a document evidencing the foregoing assumption of such Conner Option by Seagate.

            (c) As soon as practicable after the Effective Time, Seagate shall file a registration statement on Form S-8 (or any successor or other appropriate form), or another appropriate form with respect to the shares of Seagate Common Stock subject to such Conner Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Conner Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Seagate shall administer the Conner Option Plans assumed pursuant to this Section 5.14 in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act to the extent the applicable Conner Option Plan complied with such rule prior to the Merger.

      5.15 CONNER EMPLOYEE STOCK PURCHASE PLAN. Conner agrees that it shall terminate the Conner Employee Stock Purchase Plan (the "Conner Purchase Plan") by having its Board of Directors amend the Conner Purchase Plan as necessary (i) to provide that the shares of Conner Common Stock to be purchased under the Conner Purchase Plan shall be purchased under the Conner Purchase Plan on a new "Exercise Date" (as such term is defined in the

Conner Purchase Plan) set by the Board of Directors, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, (ii) to provide that any such shares purchased under the Conner Purchase Plan shall be automatically converted on the same basis as all other shares of Conner Common Stock (other than shares canceled pursuant to Section 2.1(b)), except that such shares shall be converted automatically into shares of Seagate Common Stock without issuance of certificates representing issued and outstanding shares of Conner Common Stock to Conner Purchase Plan participants, and (iii) to provide that immediately following such purchase of shares of Conner Common Stock the Conner Purchase Plan shall terminate. Seagate agrees that from and after the Effective Time employees of Conner may participate in the Seagate Employee Stock Purchase Plan, subject to the terms and conditions of such plan.

      5.16  INDEMNIFICATION AND INSURANCE.

            (a) Upon the Effective Time, Seagate shall assume all of the obligations of Conner under Conner's existing indemnification agreements with each of the directors and officers of Conner, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Time or relating to the Merger or transactions contemplated by this Agreement.

            (b) The Bylaws of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in
Article VI of the Bylaws of Conner as in effect on December 31, 1994, which provisions and Article Tenth of the Certificate of Incorporation of Conner as in effect as of December 31, 1994 shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of Conner.

            (c) The Surviving Corporation or, at Seagate's discretion, Seagate shall maintain in effect for three years from the Effective Time policies of directors' and officers' liability insurance for the benefit of the individuals who at the Effective Time were directors or officers of Conner containing terms and conditions which are not less advantageous than those policies maintained by Conner at the date hereof, with respect to matters occurring prior to the Effective Time, to the extent available, and having the maximum available coverage under the current policies of directors' and officers' liability insurance provided that the Surviving Corporation or Seagate, as the case may be, shall not be required to spend in excess of a $1.6 million annual premium therefor; provided further that if the Surviving Corporation or Seagate, as the case may be, would be required to spend in excess of a $1.6 million premium per annum to obtain insurance having the maximum available coverage under the current policies, the Surviving Corporation or Seagate, as the case may be, will be required to spend $1.6 million to maintain or procure insurance coverage pursuant hereto, subject to availability of such (or similar) coverage; provided that, in lieu of the purchase of such insurance by Seagate or the Surviving Corporation, Conner may purchase a three-year extended reporting period endorsement ("reporting tail coverage") under its existing Directors' and Officers' liability insurance coverage at a cost of up to $4.8 million.

            (d) In furtherance of and not in limitation of the preceding paragraph, Seagate agrees that subsequent to the Effective Time the officers and directors of Conner that are defendants in all litigation commenced prior to the Effective Time by stockholders of Conner with respect to (x) the performance of their duties as such officers and/or directors under federal or state law (including litigation under federal and state securities laws) and (y) Seagate's offer or proposal to acquire Conner (the "Subject Litigation") shall be entitled to be represented at the reasonable expense of Seagate (subject to the terms of the indemnification provisions referred to in Section 5.16(a) and (b) above) in the Subject Litigation by one counsel (and one local counsel in each jurisdiction in which a case is or shall be pending) each of which such counsel shall be selected by a plurality of such director defendants; provided that neither Seagate nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and that a condition to any indemnification payments provided in this Section 5.16 shall be that such officer/director defendant not have settled any Subject Litigation without the consent of Seagate or the Surviving Corporation; and provided further that the Surviving Corporation and Seagate shall have no obligation hereunder to any officer/director defendant to the extent a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such officer/director defendant in the manner contemplated hereby is prohibited by applicable law.

      5.17 NOTIFICATION OF CERTAIN MATTERS. Conner shall give prompt notice to Seagate, and Seagate and Sub shall give prompt notice to Conner, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Conner or Seagate and Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            POOLING ACCOUNTING. Each of Seagate and Conner agrees not to take any action that would adversely affect the ability of Seagate to treat the Merger as a pooling of interests, and each of Seagate and Conner agrees to take such action as may be reasonably required to negate the impact of any past actions which would adversely impact the ability of Seagate to treat the Merger as a pooling of interests.

      5.19  CONNER DEBENTURES.   Conner shall comply with all notice
requirements arising as a consequence of this Agreement and the transactions contemplated hereby under those certain Indentures, dated as of March 1, 1991 and March 1, 1992 (the "Indentures"), between Conner and The First National Bank of Boston as trustee thereunder (the "Trustee"), pursuant to which Conner's 6 3/4% Convertible Subordinated Debentures due 2001 and Conner's 6 1/2% Convertible Subordinated Debentures due 2002, respectively (the "Conner Debentures"), are issued and outstanding. At the Effective Time, Conner and, if required, Seagate shall execute and deliver to the Trustee supplemental indentures pursuant to, and satisfying the requirements of, Sections 12.01 and
15.06 of each Indenture, which supplemental indentures shall be in form and substance reasonably satisfactory to Seagate and the Trustee.

      5.20 BENEFIT PLANS GENERALLY. Seagate agrees to honor in accordance with their terms all employment, severance and similar agreements to which Conner is a party and which are listed on the Conner Disclosure Letter and all accrued benefits that are vested as of the Effective Time under any Conner Employee Plan. Seagate agrees to provide employees of Conner with credit for all service with Conner or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Seagate or its affiliates. To the extent not otherwise specified in this Agreement, Seagate agrees that Conner employees who continue to be employed by Conner after the Effective Time may continue to participate in their current Conner sponsored employee benefit programs through six months following the Effective Time. Subsequent to such date, Conner employees shall participate in Seagate employee benefit programs or comparable programs under substantially the same terms and conditions as all other Seagate employees. To the extent not otherwise specified in this Agreement, all Conner employee benefit programs will cease no earlier than six months following the Effective Time, at a time to be determined by Seagate in its discretion.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

            (a) HSR ACT. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, which action shall not have been withdrawn or terminated.

            (b) STOCKHOLDER APPROVAL. The issuance of Seagate Common Stock in connection with the Merger shall have been approved by the requisite vote of the stockholders of Seagate (as described in Section 4.24) and this Agreement and the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of Conner (as described in Section 3.25), in each case in accordance with applicable law and the rules and, with respect to Seagate, in accordance with the regulations of the NYSE.

            (c) EFFECTIVENESS OF THE S-4. The S-4 shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

            (d) GOVERNMENTAL ENTITY APPROVALS. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement shall have been filed, expired or been obtained, other than those that, individually or in the aggregate, the failure to be filed, expired or obtained would not, in the reasonable opinion of Seagate, have a Material Adverse Effect on Conner or Seagate.

            (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

            (f) TAX OPINIONS. Seagate and Conner shall each have received written opinions from their respective counsel Wilson, Sonsini, Goodrich & Rosati, Professional Corporation and Wachtell, Lipton, Rosen & Katz in form and substance reasonably satisfactory to them to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code with respect to the Seagate Common Stock to be received by holders of Conner Common Stock in the Merger. In rendering such opinions, counsel may rely upon representations and certificates of Seagate, Sub and Conner.

            (g) POOLING-OF-INTERESTS ACCOUNTING TREATMENT. Conner, Seagate and Sub shall have received a letter dated as of the Effective Time from the independent accountants of Seagate and Conner in form and substance satisfactory to Conner, Seagate and Sub regarding the appropriateness of the pooling of interests accounting for the Merger under the Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the terms of this Agreement.

            (h) NYSE LISTING. The shares of Seagate Common Stock issuable to the holders of Conner Stock pursuant to the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance.

      6.2 CONDITIONS OF OBLIGATIONS OF SEAGATE AND SUB. The obligations of Seagate and Sub to effect the Merger are subject to the satisfaction of the following additional conditions, unless waived in writing by Seagate:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Conner set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect") (i) as of the date hereof and (ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect on Conner and subsidiaries taken as a whole and Seagate shall have received a certificate signed by the chief executive officer and the chief financial officer of Conner to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF CONNER. Conner shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to or as of the Closing Date, and Seagate shall have received a certificate signed by the chief executive officer and the chief financial officer of Conner to such effect.

            (c) CONSENTS. Seagate and Sub shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Conner Disclosure Letter in form and substance reasonably satisfactory to Seagate and Sub, except those consents that the failure to so receive would not, individually or in the aggregate, have a Material Adverse Effect on Conner.

      6.3 CONDITIONS OF OBLIGATION OF CONNER. The obligation of Conner to effect the Merger is subject to the satisfaction of the following conditions, unless waived in writing by Conner:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seagate and Sub set forth in this Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Material Adverse Effect") (i) as of the date hereof and
(ii) as of the Closing Date, as though made on and as of the Closing Date (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies as individually or in the aggregate which would not have a Material Adverse Effect on Seagate and its subsidiaries taken as a whole, and Conner shall have received a certificate signed by the chief executive officer and the chief financial officer of Seagate and the president of Sub to such effect.

            (b) PERFORMANCE OF OBLIGATIONS OF SEAGATE AND SUB. Each of Seagate and Sub shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to or as of the Closing Date, and Conner shall have received a certificate signed by the chief executive officer and the chief financial officer of Seagate and the president of Sub to such effect.

            (c) CONSENTS. Conner shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement and the Seagate Disclosure Letter in form and substance satisfactory to Conner, except those consents that the failure to so receive, would not, individually or in the aggregate, have a Material Adverse Effect on Seagate.


                                    ARTICLE 7

                                   TERMINATION

      7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Seagate and Conner:

            (a) by mutual written consent duly authorized by the Boards of Directors of Seagate and Conner;

            (b) by either Seagate or Conner if the Merger shall not have been consummated by April 3, 1996 (PROVIDED that if the Merger shall not have been consummated due to the waiting period (or any extension thereof) under the HSR Act not having expired or been terminated, or due to an action having been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the Merger, then such date shall be extended to June 3, 1996, and PROVIDED

FURTHER that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

            (c) by either Seagate or Conner if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall (i) have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable or (ii) seek to enjoin the Merger and the terminating party reasonably believes that the time period required to resolve such governmental action and the related uncertainty is reasonably likely to have a Material Adverse Effect on either Seagate or Conner PROVIDED, that, solely for purposes of this Section 7.1(c), the definition of "Material Adverse Effect" shall not include the exclusion contained under the proviso in the penultimate sentences of Section
3.1 and 4.1, respectively; or

            (d) by either Seagate or Conner if the required approvals of the stockholders of Seagate or Conner contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (PROVIDED that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

            (e) by either Seagate or Conner, if Conner (A) shall have accepted or recommended to the stockholders of Conner a Superior Proposal, and (B) in the case of the termination of this Agreement by Conner, Conner shall have paid to Seagate all amounts owing by Conner to Seagate under Section 7.3(b); or

            (f) by Seagate, if the Board of Directors of Conner shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4 or if a third party (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least twenty percent (20%) of Conner's outstanding voting equity securities; or

            (g) by Conner, upon a breach of any representation, warranty, covenant or agreement on the part of Seagate set forth in this Agreement, or if any representation or warranty of Seagate shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Seagate's representations and warranties or breach by Seagate is curable by Seagate through the exercise of its reasonable efforts and for so long as Seagate continues to exercise such reasonable efforts, Conner may not terminate this Agreement under this Section 7.1(g); or

            (h) by Seagate, upon a breach of any representation, warranty, covenant or agreement on the part of Conner set forth in this Agreement, or if any representation or warranty of Conner shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Conner's representations and warranties or breach by Conner is curable by Conner through the exercise of its reasonable efforts and for so long as Conner continues to exercise such reasonable efforts, Seagate may not terminate this Agreement under this Section 7.1(h); or

            (i) by Seagate, at any time if, as a result of any structural damage to the main manufacturing building at the Conner Penang facility (the "Penang Facility"), there is, or there is reasonably expected to be, (i) a cost to Conner (after insurance) in excess of $20 million; or (ii) a substantial cessation of operations at the Penang Facility for at least fifteen (15) days (excluding Sundays, holidays and any days not considered normal work days in accordance with prior practice). The foregoing sentence in this Section 7.1(i) shall in no way limit or expand the definition of "Material Adverse Effect" or the rights of Seagate or Conner relating thereto set forth in other provisions of this Agreement.

      7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

      7.3   FEES AND EXPENSES.

            (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Seagate and Conner shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

            (b) Upon the occurrence of any of the following events, Conner shall immediately make payment to Seagate (by wire transfer or cashiers check) of a breakup fee in the amount of $35 million (the "Breakup Fee"): (i) Conner shall have accepted a Superior Proposal; (ii) the Board of Directors of Conner shall have withdrawn, modified or refrained from making its recommendation concerning the Merger referred to in Section 5.4, or shall have disclosed its intention to change such recommendation; or (iii) a third party (including a person or a group as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) acquires beneficial ownership of, or the right to acquire beneficial ownership of, at least twenty percent (20%) of Conner's outstanding voting equity securities. Payment of the Breakup Fee shall be subject to offset as described in the Conner Option Agreement, and shall be reduced by any amount paid by Conner pursuant to the first sentence of
Section 7.3(c).

            (c) Conner shall immediately make payment to Seagate (by wire transfer or cashiers check) of a fee in the amount of $15 million in the event that the Merger shall have been submitted to a vote of the Conner stockholders as required hereunder, and the stockholders of Conner shall have failed for any reason (other than as a result of Seagate's breach of this Agreement) to approve the Merger by the requisite vote, provided, however, that if the Breakup Fee has been paid in full by Conner pursuant to Section 7.3(b), then no amount shall be payable by Conner hereunder. Seagate shall immediately make payment to Conner (by wire transfer or cashiers check) of a fee in the amount of $15 million in the event that the Merger shall have been submitted to a vote of the Seagate stockholders as required hereunder, and the stockholders of Seagate shall have failed for any reason (other than as a result of Conner's breach of this Agreement) to approve the Merger by the requisite vote.

            (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.


                                    ARTICLE 8

                               GENERAL PROVISIONS

      8.1 AMENDMENT. This Agreement may be amended prior to the Effective Time by the parties, by action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of Seagate and Conner but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      8.2 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

      8.3 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall not survive the Merger, except for the agreements contained in Sections 2.3 (further assurances) 5.14 (options), 5.15 (employee stock purchase plan), 5.16 (indemnification), 5.19 (Conner Debentures), 7.3 (fees and expenses) and the Conner Option Agreement, each of which shall survive the Merger.

      8.4 ENTIRE AGREEMENT. This Agreement, the Conner Option Agreement, the Merger Agreement (and the other exhibits hereto), the Confidentiality Agreement and the other documents referenced herein contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, with respect thereto.

      8.5 SEVERABILITY. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

      8.6 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to Seagate or Sub, to:

                        Seagate Technology, Inc.
                        920 Disc Drive
                        P. O. Box 66360
                        Scotts Valley, CA  96067-0360
                        Attention:  Donald L. Waite
                        Telecopier:  (408) 438-2957;

                  with a copy to:

                        Wilson, Sonsini, Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, California 94304-1050
                        Attention:  Larry W. Sonsini, Esq.
                        Telecopier: (415) 493-6811.

            (b)   if to Conner, to:

                        Conner Peripherals, Inc.
                        3081 Zanker Road
                        San Jose, CA  95134
                        Attention:  P. Jackson Bell and Thomas F. Mulvaney, Esq.
                        Telecopier:  (408) 456-3841;

                  with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, NY 10019-5150
                        Attention:  Andrew R. Brownstein, Esq.
                        Telecopier:  (212) 403-2000

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the third Business Day following such mailing.

      8.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      8.9 BENEFITS; ASSIGNMENT. This Agreement is not intended to confer upon any person other than the parties any rights or remedies hereunder and shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that (i) the holders of Conner Options and the participants under the Conner Purchase Plan are intended beneficiaries of the covenants and agreements contained in Sections 5.14 and 5.15; (ii) the officers and directors of Conner are intended beneficiaries of the covenants and agreements contained in Section 5.16 and
(iii) Sub may assign all or any portion of its rights hereunder to any other newly-formed, wholly-owned subsidiary of Seagate, and Conner shall execute any amendment to this Agreement necessary to provide the benefits of this Agreement to any such assignee.

      8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the date first written above.

                                   SEAGATE TECHNOLOGY, INC.


                                   By: /s/ Donald L. Waite
                                      ------------------------------------------
                                   Name: Donald L. Waite
                                        ----------------------------------------
                                   Title: Executive Vice President, Chief Admin-
                                          istrative Officer and Chief Financial
                                          Officer
                                         ---------------------------------------


                                   ATHENA ACQUISITION CORPORATION


                                   By: /s/ Donald L. Waite
                                      ------------------------------------------
                                   Name: Donald L. Waite
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   CONNER PERIPHERALS, INC.


                                   By: /s/ Finia F. Conner
                                      ------------------------------------------
                                   Name: Finia F. Conner
                                        ----------------------------------------
                                   Title: Chairman and Chief Executive Officer
                                         ---------------------------------------






[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

                                    EXHIBIT A


                             STOCK OPTION AGREEMENT

     THE OPTION EVIDENCED BY THIS OPTION AGREEMENT MAY NOT BE TRANSFERRED EXCEPT TO A WHOLLY-OWNED SUBSIDIARY OF SEAGATE.

     THIS STOCK OPTION AGREEMENT (the "Option Agreement") is dated as of October 3, 1995, between Conner Peripherals, Inc., a Delaware corporation ("Conner"), and Seagate Technology, Inc., a Delaware corporation ("Seagate").


                                    RECITALS

     A. Seagate, Athena Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Seagate ("Sub"), and Conner are simultaneously herewith entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which provides, among other things, that, upon the terms and subject to the conditions thereof, Sub will be merged with and into Conner (the "Merger"), pursuant to which each issued and outstanding share of common stock, par value $0.001 per share, of Conner (the "Conner Common Stock") (including the associated Rights, as defined in Section 1 below) outstanding immediately prior to the Merger will be converted into 0.442 shares (the "Exchange Ratio") of common stock of Seagate, par value $.01 per share.

     B. As a condition to their willingness to enter into the Reorganization Agreement, Seagate and Sub have required that Conner agree, and Conner has agreed, to enter into this Option Agreement, which provides, among other things, that Conner grant Seagate an option to purchase shares of Conner Common Stock upon the terms and subject to the conditions provided for herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Option Agreement and the Reorganization Agreement, the parties agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions of this Option Agreement, Conner hereby grants to Seagate an irrevocable option (the "Option") to purchase 8,015,420 shares of Conner Common Stock (the "Option Shares"), including the associated rights (the "Rights") to purchase shares of Conner Preferred Stock pursuant to the Preferred Shares Rights Agreement, dated as of November 29, 1994, between Conner and The First National Bank of Boston, as the same may be modified, terminated or amended from time to time (the "Rights Agreement") in the manner set forth below, at an exercise price of $17.90 per share of Conner Common Stock, subject to adjustment as provided below (the "Option Price"). All references in this Option Agreement to shares of Conner Common Stock issued to Seagate hereunder shall be deemed to include the

Rights (subject to the terms of the Rights Agreement). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Reorganization Agreement.

     2.   EXERCISE OF OPTION.

          (a) Subject to the satisfaction or waiver of the conditions set forth in Section 9 of this Option Agreement, prior to the termination of this Option Agreement in accordance with its terms, Seagate or its designee (which shall be a wholly-owned subsidiary of Seagate) may exercise the Option, in whole or in part, at any time or from time to time on or after the public disclosure of, or Seagate shall have learned of, the earliest event to occur of the following:

               (i) any person or group other than Seagate or its affiliates shall have acquired or become the beneficial owners (within the meaning of Section 13(d)(3) of the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Conner Common Stock, or shall have been granted any option or right, conditional or otherwise, to acquire more than twenty percent (20%) of the outstanding shares of Conner Common Stock (provided that in the event that such option or right expires unexercised, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Option Agreement);

               (ii) any person other than Seagate and its affiliates shall have made a tender offer or exchange offer (or entered into an agreement to make such a tender offer or exchange offer) for at least twenty percent (20%) of the then outstanding shares of Conner Common Stock (provided that in the event that such tender offer or exchange offer or other proposal is withdrawn or terminates prior to consummation of such offer or proposal, then to the extent the Option has not already been exercised, it shall no longer be exercisable except as otherwise provided in this Section 2(a)); or

               (iii) Conner shall have entered into a written definitive agreement or written agreement in principle in connection with a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or a material portion of the assets of Conner and its subsidiaries, taken as a whole or all or a material portion of the equity interest in Conner and its subsidiaries, taken as a whole, or other similar transaction or business combination.

          (b) In the event Seagate wishes to exercise the Option at such time as the Option is exercisable, Seagate shall deliver written notice (the "Exercise Notice") to Conner specifying its intention to exercise the Option, the total number of Option Shares it wishes to purchase and a date and time for the closing of such purchase (a "Closing") not later than thirty (30) business days from the later of (i) the date such Exercise Notice is given and (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If prior to the Expiration Date (as defined in Section 11 below) any person or group (other than

Seagate or its affiliates) shall have made a bona fide proposal that becomes publicly disclosed, with respect to a tender offer or exchange offer for fifty percent (50%) or more of the then outstanding shares of Conner Common Stock (a "Share Proposal"), a merger, consolidation or other business combination (a "Merger Proposal") or any acquisition of a material portion of the assets of Conner (an "Asset Proposal"), or shall have acquired fifty percent (50%) or more of the then outstanding shares of Conner Common Stock (a "Share Acquisition"), and this Option is then exercisable then Seagate, in lieu of exercising the Option, shall have the right at any time thereafter (for so long as the Option is exercisable under Section 2(a)) to request in writing that Conner pay, and promptly (but in any event not more than five (5) business days) after the giving by Seagate of such request, Conner shall, subject to Section 2(c) below, pay to Seagate, in cancellation of the Option, an amount in cash (the "Cancellation Amount") equal to (i) the excess over the Option Price of the greater of (A) the last sale price of a share of Conner Common Stock as reported on the New York Stock Exchange on the last trading day prior to the date of the Exercise Notice, or (B)(1) the highest price per share of Conner Common Stock offered to be paid or paid by any such person or group pursuant to or in connection with a Share Proposal, a Share Acquisition or a Merger Proposal or
(2) the aggregate consideration offered to be paid or paid in any transaction or proposed transaction in connection with an Asset Proposal, divided by the number of shares of Conner Common Stock then outstanding, multiplied by (ii) the number of Option Shares then covered by the Option. If all or a portion of the price per share of Conner Common Stock offered paid or payable or the aggregate consideration offered paid or payable for the assets of Conner, each as contemplated by the preceding sentence, consists of noncash consideration, such price or aggregate consideration shall be the cash consideration, if any, plus the fair market value of the non-cash consideration as determined by the investment bankers of Conner and the investment bankers of Seagate.

          (c) Following exercise of the Option by Seagate, in the event that Seagate sells, pledges or otherwise disposes (including, without limitation, by merger or exchange) any of the Option Shares (a "Sale") then (i) any Breakup Fee due and payable by Conner following such time shall be offset by the amount received (whether in cash, loan proceeds, securities or otherwise) by Seagate in such Sale less the exercise price of such Option Shares sold in the Sale (the "Offset Amount"), and (ii) if Conner has paid to Seagate the Breakup Fee prior to the Sale, then Seagate shall immediately remit to Conner the Offset Amount. Further, notwithstanding Section 2(b) above, in the event that Seagate receives the Cancellation Amount in lieu of exercising the Option, then (A) any Breakup Fee due and payable by Conner following such time shall be reduced by the Cancellation Amount (the "Cancellation Offset Amount"), and (B) if Conner has paid to Seagate the Breakup Fee prior to Seagate's receipt of such Cancellation Amount, then Seagate shall only be entitled to receive that portion of the Cancellation Offset Amount that exceeds the Breakup Fee. Notwithstanding the above, in no event shall the Offset Amount or the Cancellation Offset Amount be greater than the Breakup Fee.

     3. PAYMENT OF OPTION PRICE AND DELIVERY OF CERTIFICATE. Any Closings under Section 2 of this Option Agreement shall be held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, or at such other place as Conner and Seagate may agree. At any Closing hereunder, (a) Seagate or its designee will make payment to Conner of the aggregate price for the Option Shares being so purchased by delivery of a certified check, official bank check or wire transfer of funds pursuant to Conner's instructions payable to Conner in an amount equal to the product obtained by multiplying the Option Price by the number of Option Shares to be purchased, and (b) upon receipt of such payment Conner will deliver to Seagate or its designee (which shall be a wholly-owned subsidiary of Seagate) a certificate or certificates representing the number of validly issued, fully paid and non-assessable Option Shares so purchased, in the denominations and registered in such names (which shall be Seagate or a wholly-owned subsidiary of Seagate) designated to Conner in writing by Seagate.

     4.   REGISTRATION AND LISTING OF OPTION SHARES.

          (a) Conner agrees to use its reasonable best efforts to (i) effect as promptly as possible upon the request of Seagate and (ii) cause to become and remain effective for a period of not less than six (6) months (or such shorter period as may be necessary to effect the distribution of such shares), the registration under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws, of all or any part of the Option Shares as may be specified in such request, PROVIDED, HOWEVER, that (i) Seagate shall have the right to select the managing underwriter for any such offering after consultation with Conner, which managing underwriter shall be reasonably acceptable to Conner and (ii) Seagate shall not be entitled to more than two (2) effective registration statements hereunder.

          (b) In addition to such demand registrations, if Conner proposes to effect a registration of Conner Common Stock for its own account or for the account of any other stockholder of Conner, Conner will give prompt written notice to all holders of Options or Option Shares of its intention to do so and shall use its reasonable best efforts to include therein all Option Shares requested by Seagate to be so included. No registration effected under this
Section 4(b) shall relieve Conner of its obligations to effect demand registrations under Section 4(a) hereof.

          (c) Registrations effected under this Section 4 shall be effected at Conner's expense, including the fees and expenses of counsel to the holder of Options or Option Shares but excluding underwriting discounts and commissions to brokers or dealers. In connection with each registration under this Section 4, Conner shall indemnify and hold each holder of Options or Option Shares participating in such offering (a "Holder"), its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including, without limitation, investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which such Holder, its underwriters and each of their respective affiliates may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (including any prospectus therein), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than such losses, claims, damages, liabilities or expenses (or actions in respect thereof) which arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by a Holder to Conner expressly for use in such registration statement.

          (d)  In connection with any registration statement pursuant to this
Section 4, each Holder agrees to furnish Conner with such information concerning itself and the proposed sale or distribution as shall reasonably be required in order to ensure compliance with the requirements of the Securities Act. In addition, Seagate shall indemnify and hold Conner, its underwriters and each of their respective affiliates harmless against any and all losses, claims, damages, liabilities and expenses (including without limitation investigation expenses and fees and disbursements of counsel and accountants), joint or several, to which Conner, its underwriters and each of their respective affiliates may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in written information furnished by any Holder to Conner expressly for use in such registration statement.

          (e) Upon the issuance of Option Shares hereunder, Conner will use its reasonable best efforts promptly to list such Option Shares with the New York Stock Exchange or on such national or other exchange on which the shares of Conner Common Stock are at the time listed.

     5. REPRESENTATIONS AND WARRANTIES OF CONNER. Conner hereby represents and warrants to Seagate as follows:

          (a) Conner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Option Agreement.

          (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Conner and no other corporate proceedings on the part of Conner are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. The Board of Directors of Conner has duly approved the issuance and sale of the Option Shares, upon the terms and subject to the conditions contained in this Option Agreement, and the consummation of the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by Conner and, assuming this Option Agreement has been duly and validly authorized, executed and delivered by Seagate, constitutes a valid and binding obligation of Conner enforceable against Conner in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) Conner has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Option Agreement through the date of expiration of the Option will have reserved for issuance upon exercise of the Option, 8,015,420 authorized shares of Conner Common Stock (or such other amount as may be required pursuant to Section 10 hereof), each of which, upon issuance pursuant to this Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, charges, encumbrances and security interests and not subject to any preemptive rights.

          (d) The execution, delivery and performance of this Option Agreement by Conner and the consummation by it of the transactions contemplated hereby except as required by the HSR Act (if applicable), and, with respect to Section 4, compliance with the provisions of the Securities Act and any applicable state securities laws, do not require the consent, waiver, approval, license or authorization of or result in the acceleration of any obligation under, or constitute a default under, any term, condition or provision of any charter or bylaw, or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree or any restriction to which Conner or any property of Conner or its subsidiaries is bound, except where failure to obtain such consents, waivers, approvals, licenses or authorizations or where such acceleration or defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     6. REPRESENTATIONS AND WARRANTIES OF SEAGATE. Seagate hereby represents and warrants to Conner that:

          (a) Seagate is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite power and authority to enter into and perform this Option Agreement.

          (b) The execution and delivery of this Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seagate and no other corporate proceedings on the part of Seagate are necessary to authorize this Option Agreement or to consummate the transactions contemplated hereby. This Option Agreement has been duly and validly executed and delivered by Seagate and, assuming this Option Agreement has been duly executed and delivered by Conner, constitutes a valid and binding obligation of Seagate enforceable against Seagate in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally; the availability of injunctive relief and other equitable remedies; and limitations imposed by law on indemnification for liability under federal securities laws.

          (c) Seagate or its designee is acquiring the Option and it will acquire the Option Shares issuable upon the exercise thereof for its own account and not with a view to the distribution or resale thereof in any manner not in accordance with applicable law.

     7. COVENANTS OF SEAGATE. Seagate agrees not to transfer or otherwise dispose of the Option or the Option Shares, or any interest therein, except in compliance with the Securities Act and any applicable state securities law. Seagate further agrees to the placement of the following legend on the certificate(s) representing the Option Shares (in addition to any legend required under applicable state securities laws):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER (i) THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (ii) ANY APPLICABLE STATE LAW GOVERNING THE OFFER AND SALE OF SECURITIES. NO TRANSFER OR OTHER DISPOSITION OF THESE SHARES, OR OF ANY INTEREST THEREIN, MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH OTHER STATE LAWS OR PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE ACT, SUCH OTHER STATE LAWS, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     8. REASONABLE BEST EFFORTS. Seagate and Conner shall take, or cause to be taken, all reasonable action to consummate and make effective the transactions contemplated by this Option Agreement, including, without limitation reasonable best efforts to obtain any necessary consents of third parties and governmental agencies and the filing by Seagate and Conner promptly after the date hereof of any required HSR Act notification forms and the documents required to comply with the HSR Act, subject to the provisions of
Section 5.9 of the Reorganization Agreement.

     9. CERTAIN CONDITIONS. The obligation of Conner to issue Option Shares under this Option Agreement upon exercise of the Option shall be subject to the satisfaction or waiver of the following conditions:

          (a) any waiting periods applicable to the acquisition of the Option Shares by Seagate pursuant to this Option Agreement under the HSR Act shall have expired or been terminated;

          (b) the representations and warranties of Seagate made in Section 6 of this Option Agreement shall be true and correct in all material respects as of the date of the Closing for the issuance of such Option Shares; and

          (c) no order, decree or injunction entered by any court of competent jurisdiction or governmental, regulatory or administrative agency or commission in the United States shall be in effect which prohibits the exercise of the Option or acquisition of Option Shares pursuant to this Option Agreement.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Conner Common Stock by reason of any stock dividend, stock split, recapitalization, merger, rights offering, share exchange or other change in the corporate or capital structure of Conner, Seagate shall receive, upon exercise of the Option, the stock or other securities, cash or property to which Seagate would have been entitled if Seagate had exercised the Option and had been a holder of record of shares of Conner Common Stock on the record date fixed for determination of holders of shares of Conner Common Stock entitled to receive such stock or other securities, cash or property at the same aggregate price as the aggregate Option Price of the Option Shares. In the event that any additional shares of Common Stock are issued after September 2, 1995 (other than pursuant to an event described in the preceding sentence of this Option Agreement), the number of shares of Common Stock subject to the Option shall be adjusted so that, after such issuance, the number of shares of Common Stock subject to the Option (ignoring any exercise of this Option) equals at least fifteen percent (15%) of the number of shares of Conner Common Stock then issued and outstanding (other than shares of Conner Common Stock issued pursuant to the Option); PROVIDED, HOWEVER, that nothing contained in this Section 10 shall be deemed to authorize Conner to issue any shares of Conner Common Stock in violation of the provisions of the Reorganization Agreement.

     11. EXPIRATION. The Option shall expire at the earlier of (y) the Effective Time (as defined in the Reorganization Agreement) or (z) 200 days after termination of the Reorganization Agreement in accordance with the terms thereof (such expiration date is referred to as the "Expiration Date").

     12.  GENERAL PROVISIONS.

          (a) SURVIVAL. All of the representations, warranties and covenants contained herein shall survive a Closing and shall be deemed to have been made as of the date hereof and as of the date of each Closing, except for the representations and warranties in Section 5(d) hereof which shall be deemed to have been made only as of the date hereof.

          (b) FURTHER ASSURANCES. If Seagate exercises the Option, or any portion thereof, in accordance with the terms of this Option Agreement, Conner and Seagate will execute and deliver all such further documents and instruments and use their reasonable best efforts to take all such further action as may be necessary in order to consummate the transactions contemplated thereby.

          (c) SEVERABILITY. It is the desire and intent of the parties that the provisions of this Option Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Option Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Option Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) ASSIGNMENT. This Option Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that Conner shall not be entitled to assign or otherwise transfer any of its rights or obligations hereunder.

          (e) SPECIFIC PERFORMANCE. The parties agree and acknowledge that in the event of a breach of any provision of this Option Agreement, the aggrieved party would be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Option Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Option Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

          (f) AMENDMENTS. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Seagate and Conner.

          (g) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the other party at the following addresses (or such other address for a party as shall be specified by like notice):

If to Seagate:

          Seagate Technology, Inc.
          920 Disc Drive
          P.O. Box 66360
          Scotts Valley, CA 96067-0360
          Attention: Donald L. Waite

with a copy to:

          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94304
          Attention:  Larry W. Sonsini, Esq.
          Telecopier: (415) 493-6811

If to Conner:

          Conner Peripherals, Inc.
          3081 Zanker Road
          San Jose, CA  95134
          Attention: P. Jackson Bell and Thomas F. Mulvaney, Esq.

with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52nd Street
          New York, New York 10019
          Attention:  Andrew R. Brownstein, Esq.
          Telecopier: (212) 403-2000

          (h)  HEADINGS.   The headings contained in this Option Agreement are
for reference purposes only and shall not affect in any way the meaning or interpretation of this Option Agreement.

          (i) COUNTERPARTS. This Option Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          (j) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

          (k) JURISDICTION AND VENUE. Each of Conner and Seagate hereby agrees that any proceeding relating to this Option Agreement shall be brought in a state court of Delaware. Each of Conner and Seagate hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

          (l) ENTIRE AGREEMENT. This Option Agreement, the Confidentiality Agreements and the Reorganization Agreement and any documents and instruments referred to herein and therein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Option Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. Nothing in this Option Agreement shall be construed to give any person other than the parties to this Option Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Option Agreement or any provision contained herein.

          (m) EXPENSES. Except as otherwise provided in this Option Agreement, each party shall pay its own expenses incurred in connection with this Option Agreement.

     IN WITNESS WHEREOF, the parties have caused this Option Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   SEAGATE TECHNOLOGY, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


                                   CONNER PERIPHERALS, INC.



                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:


















[SIGNATURE PAGE TO STOCK OPTION AGREEMENT]

                                    EXHIBIT B

                               AGREEMENT OF MERGER


      THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of ________, 1995, by and between Athena Acquisition Corporation, a Delaware corporation ("Sub") and Conner Peripherals, Inc., a Delaware corporation ("Conner" or the "Surviving Corporation"; Sub and Conner are sometimes referred to as the "Constituent Corporations"). Capitalized terms used herein and not defined in this Merger Agreement shall have their defined meanings as set forth in the Agreement and Plan of Reorganization, dated as of October 3, 1995 (the "Reorganization Agreement"), entered into by and among Seagate Technology, Inc., a Delaware corporation ("Seagate") and Conner.

      NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, Sub and Conner agree as follows:


                                    ARTICLE I

                                   THE MERGER

      1.1   MERGER OF SUB WITH AND INTO CONNER.

            (a) AGREEMENT TO ACQUIRE CONNER. Subject to the terms of this Merger Agreement and the Reorganization Agreement, Conner shall be acquired by Seagate through a merger (the "Merger") of Sub with and into Conner.

            (b) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of this Merger Agreement, together with any required officers' certificates of each Constituent Corporation with the Secretary of State of the State of Delaware pursuant to Section 251 of the Delaware General Corporation Law. The time of such filing is referred to as the "Effective Time."

            (c) SURVIVING CORPORATION. At the Effective Time, Sub shall be merged with and into Conner and the separate corporate existence of Sub shall thereupon cease. Conner shall be the surviving corporation in the Merger and shall succeed, without other transfer, to all the rights and property of Sub and shall be subject to all the debts and liabilities of Sub in the same manner as if the Surviving Corporation had itself incurred them.

      1.2   EFFECT OF THE MERGER; ADDITIONAL ACTIONS.

            (a)   EFFECTS.  The Merger shall have the effects set forth in
Section 259 of the Delaware General Corporation Law.

            (b) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

                                   ARTICLE II

                          THE CONSTITUENT CORPORATIONS

      2.1   ORGANIZATION OF CONNER.  Conner was incorporated under the laws of
the State of Delaware on June 24, 1992.   Conner is authorized to issue an
aggregate of 100,000,000 shares of Common Stock, $0.001 par value per share ("Conner Common Stock"), and 20,000,000 shares of preferred stock, par value $0.001 per share ("Conner Preferred Stock"). As of September 2, 1995, 53,436,131 shares of Conner Common Stock are outstanding.

      2.2 ORGANIZATION OF SUB. Sub was incorporated under the laws of the State of Delaware on September 25, 1995. Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, $0.01 par value per share ("Sub Stock"), of which 100 shares are outstanding as of September 30, 1995.


                                   ARTICLE III

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

      3.1   CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION.

            (a) AMENDMENT OF CONNER'S CERTIFICATE OF INCORPORATION. At the Effective Time, Article Fourth of the Certificate of Incorporation of Conner shall be amended in its entirety to read as follows:

                  "The total number of shares of all classes of
            stock which the corporation shall have authority to issue is 1,000, all of which shall consist of Common
            Stock, par value $0.001 per share."

            (b) CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. The Certificate of Incorporation of Conner, as amended and in effect immediately prior to the Effective Time, as amended as provided in Section 3.1(a) above, shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Certificate of Incorporation.

      3.2 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until altered, amended or repealed as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

      3.3 DIRECTORS OF SURVIVING CORPORATION. The directors of Sub shall be the initial directors of the Surviving Corporation, and shall hold office from the Effective Time until their respective successors shall have been duly elected, appointed or until otherwise provided by law.

      3.4 OFFICERS OF SURVIVING CORPORATION. The officers of Sub shall be the initial officers of the Surviving Corporation.

                                   ARTICLE IV

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

      4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, subject and pursuant to the terms of this Agreement and the Reorganization Agreement, by virtue of the Merger and without any action on the part of Constituent Corporations or the holders of any shares of capital stock of the Constituent
Corporations:

            (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of Common Stock, $0.01 par value, of Sub be converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of Common Stock of the Surviving Corporation.

            (b) CANCELLATION OF CERTAIN SHARES OF CONNER COMMON STOCK. Each share of Conner Common Stock that is owned by Conner as treasury stock and each share of Conner Common Stock that is owned by Seagate, Sub or any other subsidiary of Seagate or Conner shall be canceled and no capital stock of Seagate or other consideration shall be delivered in exchange therefor.

            (c) CONVERSION OF CAPITAL STOCK OF CONNER. Subject to Section 4.1(d) below, each share of Conner Common Stock issued and outstanding at the Effective Time (other than shares to be canceled pursuant to Section 4.1(b) hereof and Section 2.1(b) of the Reorganization Agreement), including the corresponding right (a "Conner Right") to purchase one one-hundredth of a share of Preferred Stock, $0.001 par value, of Conner pursuant to the terms of the Preferred Shares Rights Agreement dated as of November 29, 1994, between Conner and The First National Bank of Boston as Rights Agent, as it may be amended from time to time (the "Conner Rights Agreement"), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled and extinguished and converted, without any action on the part of the holders thereof, into the right to receive 0.442 shares of Common Stock, $0.01 par value, of Seagate ("Seagate Common Stock")(the "Exchange Ratio"). Prior to the Distribution Date (as defined in the Conner Rights Agreement) and unless the context otherwise requires, all references in this Merger Agreement to Conner Common Stock shall be deemed to include Conner Rights.

            (d) ADJUSTMENT OF EXCHANGE RATIO. If between the date of this Merger Agreement and the Effective Time, the outstanding shares of Seagate Common Stock or Conner Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted.

            (e) DISSENTERS' RIGHTS. Holders of shares of Conner Common Stock who dissent from the Merger are not entitled to rights of appraisal under
Section 262 of the Delaware Law by virtue of Section 262(b) (1) and (2) of Delaware General Corporation Law.

            (f) FRACTIONAL SHARES. No certificates or scrip for fractional shares of Seagate Common Stock shall be issued, but in lieu thereof each holder of shares of Conner Common Stock who would otherwise be entitled to receive certificates or scrip for a fraction of a share of Seagate Common Stock shall receive from Seagate, at such time as such holder shall receive a certificate representing shares of Seagate Common Stock, an amount of cash equal to the per share market value of Seagate Common Stock determined by multiplying (i) the closing price of a share of Seagate Common Stock as reported on the New York Stock Exchange, Inc. (the "NYSE") composite tape on the last full trading day prior to the Effective Time by (ii) the fraction of a share of Seagate Common Stock to which such holder would otherwise be entitled. The fractional share interests of each stockholder of Conner shall be aggregated, so that no Conner stockholder shall receive cash in an amount equal to or greater than the value of one full share of Seagate Common Stock.

            (g) STOCK OPTIONS. At the Effective Time, all options to purchase Conner Common Stock then outstanding shall be converted into options to purchase Seagate Common Stock and assumed by Seagate in accordance with Section
5.14 of the Reorganization Agreement.

      4.2   EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. Prior to the Closing Date, Seagate shall designate a bank or trust company, reasonably acceptable to Conner, to act as exchange agent (the "Exchange Agent") in the Merger.

            (b) SEAGATE TO PROVIDE COMMON STOCK. Promptly after the Effective Time, Seagate shall deposit with the Exchange Agent, for the benefit of the holders of shares of Conner Common Stock, for exchange in accordance with
Article IV hereof and the Reorganization Agreement, certificates representing the shares of Seagate Common Stock (such shares of Seagate Common Stock, together with any dividends or distributions with respect thereto, are referred to as the "Exchange Fund") issuable pursuant to Section 4.1 hereof and the Reorganization Agreement in exchange for outstanding shares of capital stock of Conner, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 4.1(f) above.

            (c) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Conner, any subsidiary of Conner, Sub, Seagate and any other subsidiary of Seagate) (including holders of record pursuant to purchases made under the Conner Purchase Plan immediately prior to the Effective Time pursuant to the terms of the Reorganization Agreement) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Conner Common Stock (collectively, the "Certificates") whose shares are being converted into Seagate Common Stock pursuant to Section 4.1 hereof and the Reorganization Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Seagate and Conner may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Seagate Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Seagate Common Stock to which such holder has the right to receive pursuant to Section 4.1 hereof and the Reorganization Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Conner Common Stock which is not registered on the transfer records of Conner, a certificate representing the proper number of shares of Seagate Common Stock may be issued to a transferee if the Certificate representing such Conner Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by Section 4.2 hereof and the Reorganization Agreement, each Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender the certificate representing shares of Seagate Common Stock and cash in lieu of any fractional shares of Seagate Common Stock as contemplated by this
Article IV, the Reorganization Agreement and the provisions of the Delaware General Corporation Law.

            (d) DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES. No dividends or other distributions declared or made after the Effective Time with respect to Seagate Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Seagate Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.1(f) hereof or the Reorganization Agreement until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Seagate Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Seagate Common Stock to which such holder is entitled pursuant to
Section 4.1(f) hereof and the Reorganization Agreement and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Seagate Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Seagate Common Stock.

            (e) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF CONNER. All Seagate Common Stock delivered upon the surrender for exchange of shares of Conner Common Stock in accordance with the terms hereof and the Reorganization Agreement including any cash paid pursuant to Sections 4.1(c) or 4.1(f) hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Conner Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Conner Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV and the Reorganization Agreement.

            (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of Conner Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, of such shares of Seagate Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 4.1(f) hereof and the Reorganization Agreement; provided, however, that Seagate may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Seagate or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

            (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of Conner for twelve (12) months after the Effective Time shall be delivered to Seagate, upon demand, and any former stockholders of Conner who have not previously complied with this
Article IV and the Reorganization Agreement shall thereafter look only to Seagate for payment of their claim for Seagate Common Stock, any cash in lieu of fractional shares of Seagate Common Stock and any dividends or distributions with respect to Seagate Common Stock.

            (h) NO LIABILITY. Notwithstanding anything to the contrary in this Section 4.2, neither the Exchange Agent, Seagate, Sub nor Conner shall be liable to a holder of shares of Conner Common Stock or Seagate Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                    ARTICLE V

                                   TERMINATION

      5.1 TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Merger Agreement by the stockholders of Conner and Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Boards of Directors of Conner and Sub.

      5.2 TERMINATION OF REORGANIZATION AGREEMENT. Notwithstanding the approval of this Merger Agreement by the stockholders of Conner and Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

      5.3 EFFECTS OF TERMINATION. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of Seagate, Sub or Conner or their respective officers or directors, except to the extent otherwise provided in the Reorganization Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

      6.1 AMENDMENT. This Merger Agreement may be amended prior to the Effective Time by the parties hereto, by any action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of Conner and Sub but, after any such approval, no amendment shall be made which by law requires the further approval of the stockholders of Conner or Sub without obtaining such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      6.2 COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      6.3 GOVERNING LAW. This Merger Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                                   ATHENA ACQUISITION CORPORATION


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------






                                   CONNER PERIPHERALS, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


















                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                                    EXHIBIT C

                           CONNER AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of ______________, 1995, between SEAGATE TECHNOLOGY, INC., a Delaware corporation ("Seagate"), CONNER PERIPHERALS, INC., a Delaware corporation ("Conner"), and the undersigned ("Affiliate").

                                    RECITALS

     A. Conner, Seagate and Athena Acquisition Corporation, a wholly-owned subsidiary of Seagate ("Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and Conner and Sub have entered or will enter into an Agreement of Merger, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Sub with and into Conner, with Conner as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, all outstanding capital stock of Conner will be converted into the common stock, $0.01 par value of Seagate (the "Seagate Stock").

     B. Affiliate may, as a result of the Merger, receive shares of Seagate Stock in exchange for shares owned by Affiliate of the common stock, par value $0.001, of Conner (the "Conner Stock").

     C. Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Conner, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact, the Seagate Stock and the Conner Stock beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

     NOW THEREFORE, the parties agree as follows:

     1. AGREEMENT TO RETAIN SHARES. Affiliate agrees not to transfer, sell, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any shares of Conner Stock (except for the conversion of Conner Stock into Seagate Stock in the Merger) or Seagate Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Reorganization Agreement).

          Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Seagate Stock held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date (the "Expiration Date") Seagate shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Seagate and Conner for a period of at least 30 days of combined operations of Seagate and Conner following the Effective Time.

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE. Affiliate represents, warrants and covenants as follows:

          (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

          (b) Affiliate will not sell, transfer, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Seagate Stock that Affiliate may acquire in connection with the Merger, except: (i) in a transaction permitted pursuant to Rule 145 under the Securities Act; (ii) in a transaction that is otherwise exempt from the registration requirements of the Securities Act; or (iii) pursuant to a registration statement under the Securities Act.

     3. RULES 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Seagate Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Seagate will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in paragraph
(c) of Rule 144 under the Securities Act, in order to permit Affiliate to sell, transfer or otherwise dispose of the Seagate Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

     4.   LIMITED RESALES.  Seagate acknowledges that the provisions of
Section 2(b) of this Agreement will be satisfied as to any sale by the undersigned of the Seagate Stock Affiliate may acquire pursuant to the Merger pursuant to Rule 145(d) under the Securities Act, by a broker's letter and a letter from the undersigned with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Seagate has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

     5. LEGENDS. Affiliate also understands and agrees that stop transfer instructions will be given to Seagate's transfer agent with respect to certificates evidencing the Seagate Stock Affiliate may acquire pursuant to the Merger and that there will be placed on the certificate evidencing the Seagate Stock Affiliate may acquire pursuant to the Merger legends stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED ___________, 1995 AMONG SEAGATE TECHNOLOGY, INC., CONNER PERIPHERALS, INC. AND THE STOCKHOLDER, A COPY OF WHICH AFFILIATE AGREEMENT WILL BE MAILED TO THE HOLDER HEREOF WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR."

After the Expiration Date, Seagate agrees to remove the above legend, and replace such legend with the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

Seagate agrees to remove promptly such stop transfer instructions and legend by delivery of substitute certificates without such legend upon (i) the transfer of the Seagate Stock represented by such certificate pursuant to a registration statement under the Securities Act or in accordance with the applicable provisions of Rule 145 under the Securities Act (including, without limitation, paragraph (d) thereof), (ii) the expiration of the restrictive period set forth in Rule 145(d), or (iii) the delivery by Affiliate to Seagate of a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Seagate, to the effect that such legend is not required for purposes of the Securities Act.

     6. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article 7 of the Reorganization Agreement.

     7.   MISCELLANEOUS.

          (a) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (b) BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Seagate Stock or Conner Stock as collateral.

          (c) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

          (e) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

          (f) THIRD PARTY RELIANCE. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

SEAGATE TECHNOLOGY, INC.                AFFILIATE

By:                                     By:
   --------------------------------        -------------------------------------
Title:
      -----------------------------     Affiliate's Address for Notice:

                                        ----------------------------------------
CONNER PERIPHERALS, INC.
                                        ----------------------------------------
By:
   --------------------------------     ----------------------------------------
Title:
      -----------------------------

















                     [SIGNATURE PAGE TO AFFILIATE AGREEMENT]

                                    EXHIBIT D

                           SEAGATE AFFILIATE AGREEMENT


      THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of ____________, 1995, between SEAGATE, TECHNOLOGY, INC., a Delaware corporation ("Seagate"), CONNER PERIPHERALS, INC., a Delaware corporation ("Conner"), and the undersigned affiliate ("Affiliate") of Seagate.

                                    RECITALS

      A. Conner, Seagate and Athena Acquisition Corporation, a wholly-owned subsidiary of Seagate ("Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and Conner and Sub have entered or will enter into an Agreement of Merger, which agreements (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Sub with and into Conner. Pursuant to the Merger, all outstanding capital stock of Conner will be converted into the common stock, $0.01 par value, of Seagate (the "Seagate Stock").

      B. Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of Seagate Stock as is indicated on the final page of this Agreement.

      C. Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and Affiliate may be deemed, as of the date hereof, to be an "affiliate" of Seagate, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact, the Seagate Stock and the Conner Stock (as defined in Section 1 below) beneficially owned by Affiliate may only be disposed of in conformity with the limitations described herein.

      NOW THEREFORE, the parties agree as follows:

      1. AGREEMENT TO RETAIN SHARES. Affiliate agrees not to transfer, sell, or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any shares of common stock, par value $.001 of Conner (the "Conner Stock") (except for the conversion of Conner Stock into Seagate Stock in the Merger) or Seagate Stock held by Affiliate or on Affiliate's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Effective Time (as defined in the Reorganization Agreement).

            Affiliate further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce Affiliate's risk relative to, any Seagate Stock held by Affiliate or on Affiliate's behalf or received by Affiliate or on Affiliate's behalf in or as a result of the Merger or otherwise, until after the date Seagate shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Securities and Exchange Commission (the "Commission"), a report filed with the Commission on Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which includes the combined financial results (including combined sales and net income) of Seagate and Conner for a period of at least 30 days of combined operations of Seagate and Conner following the Effective Time.

      2. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article 7 of the Reorganization Agreement.

      3.    MISCELLANEOUS.

            (a) COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

            (b) BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Seagate Stock or Conner Stock as collateral.

            (c) WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

            (d) GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

            (e) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

            (f) THIRD PARTY RELIANCE. Counsel to and independent auditors for the parties shall be entitled to rely upon this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



SEAGATE TECHNOLOGY, INC.                AFFILIATE

By:                                     By:
   --------------------------------        -------------------------------------
Title:
      -----------------------------     Affiliate's Address for Notice:

                                        ----------------------------------------
CONNER PERIPHERALS, INC.
                                        ----------------------------------------
By:
   --------------------------------     ----------------------------------------
Title:
      -----------------------------
                                        Shares beneficially owned:
                                        _____________ shares of
                                        Seagate Common Stock



















                     [SIGNATURE PAGE TO AFFILIATE AGREEMENT]


                                       -3-